Exhibit 10.2
AMENDMENT NUMBER FOUR
to the
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
dated as of April 3, 2023 between
BARCLAYS BANK PLC
and NATIONSTAR MORTGAGE LLC
This AMENDMENT NUMBER FOUR (this “Amendment”) is made as of March 29, 2024, by and between Barclays Bank PLC (“Lender”) and Nationstar Mortgage LLC (“Borrower”), to that certain Amended and Restated Loan and Security Agreement, dated as of April 3, 2023, as amended by (i) Amendment Number One, dated as of May 11, 2023, (ii) Amendment Number Two, dated as of June 23, 2023, and (ii) Amendment Number Three, dated as of October 6, 2023 (as further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and between Lender and Borrower.
WHEREAS, Lender and Borrower have agreed to amend the Agreement as more particularly set forth herein.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:
SECTION 1. Amendment. Effective as of the Effective Date (as hereinafter defined), the Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A hereto. The parties hereto further acknowledge and agree that Exhibit A constitutes the conformed Agreement as amended and modified by the terms set forth herein.
SECTION 2. Fees and Expenses. Borrower agrees to pay to Lender all fees and out of pocket expenses incurred by Lender in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Lender incurred in connection with this Amendment, in accordance with Section 3.03 of the Agreement.
SECTION 3. Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.
SECTION 4. Conditions to Effectiveness of this Amendment. This Amendment shall become effective on the day (the “Effective Date”) when Borrower shall have paid or delivered, as applicable, to Lender all of the following fees, expenses, documents and instruments, each of which shall be in form and substance acceptable to Lender:
(a)all accrued and unpaid fees and expenses owed to Lender in accordance with the Facility Documents, in each case, in immediately available funds, and without deduction, set-off or counterclaim;
(b)a copy of this Amendment duly executed by each of the parties hereto;

(c)a copy of the Amendment Number Three to the executed Fourth Amended and Restated Pricing Side Letter to the Amended and Restated Loan and Security Agreement, dated as of the date hereof;
(d)a copy of the Amendment Number Eighteen to the executed Second Amended and Restated Master Repurchase Agreement Pricing Side Letter, dated as of the date hereof; and
(e)any other documents reasonably requested by Lender on or prior to the date hereof.
SECTION 5. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.
SECTION 6. Representations. In order to induce Lender to execute and deliver this Amendment, Borrower hereby represents to Lender that as of the date hereof, (i) Borrower is in full compliance with all of the terms and conditions of the Facility Documents and remains bound by the terms thereof, and (ii) no default or event of default has occurred and is continuing under the Facility Documents.
SECTION 7. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH, GOVERNED BY AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL BE APPLICABLE).
SECTION 8. Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Amendment shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code, in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm of otherwise verify the validity or authenticity thereof. The original documents shall be promptly delivered, if requested.

IN WITNESS WHEREOF, Lender and Borrower have caused their names to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.
BARCLAYS BANK PLC,
as Lender
By: /s/ Grace Park
Name: Grace Park
Title: Managing Director
NATIONSTAR MORTGAGE LLC,
as Borrower
By: /s/ Lola Akibola
Name: Lola Akibola
Title: SVP & Treasurer

EXHIBIT A

CONFORMED THROUGH AMENDMENT NO. ~~3~~4
DATED AS OF ~~OCTOBER 6~~MARCH 29, ~~2023~~2024

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
dated as of April 3, 2023
among
NATIONSTAR MORTGAGE LLC,
as Borrower,
and
BARCLAYS BANK PLC,
as Lender

This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) dated as of April 3, 2023, is between NATIONSTAR MORTGAGE LLC (the “Borrower”) and BARCLAYS BANK PLC (the “Lender”).
BACKGROUND
The Borrower and the Lender previously entered into that certain Loan and Security Agreement, dated as of June 20, 2014 (as amended, supplemented or otherwise modified prior to the date hereof, the “Original Agreement”), pursuant to which the Borrower obtained financing from time to time from the Lender to provide funding for the origination, acquisition or holding, as applicable, of certain Eligible Servicing Rights, which Eligible Servicing Rights secured Loans (as defined herein) made by the Lender.
The Borrower and the Lender desire to amend and restate the Original Agreement in its entirety to make certain changes and contemporaneously enter into or reaffirm the Facility Documents (as such term is defined in this Agreement).
Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING MATTERS
Section 1.01.    Definitions; Construction.
(a)Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in Schedule I.
(b)All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9.
(c)Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.
(d)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.
(e)Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.
(f)The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”.
(g)Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and

Exhibits and Schedules to, this Agreement, and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
Section 1.02.    Accounting Matters. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender hereunder shall be prepared in accordance with GAAP.
ARTICLE II
LOANS, BORROWING, PREPAYMENT
Section 2.01.    Loans. On the terms and subject to the conditions set forth in this Agreement, the Lender shall make loans in an aggregate amount not to exceed the Available Facility Amount (each such loan, a “Loan”) to the Borrower from time to time. The Lender shall distribute the proceeds of such Loan to the Borrower no later than 1:00 p.m. (New York City time) on the related Funding Date in accordance with Section 2.03.
Section 2.02.    Note.
(a)The Loans made by the Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit 2.02(a) hereto (the “Note”), dated the date hereof, payable to the Lender in a principal amount not to exceed an amount equal to the Available Facility Amount as originally in effect and otherwise duly completed.
(b)The date, amount, and interest rate of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of the Note, noted by the Lender on the grid attached to the Note or any continuation thereof, provided, that failure of the Lender to make any such recordation or notation shall not affect the obligations of the Borrower to make a payment when due of any amount hereunder or under the Note in respect of the Loans.
Section 2.03.    Borrower Electronic Files and Funding Requests.
(a)On any Funding Notice Date, the Borrower may request the Lender to make a Loan on the Funding Date specified in the related Borrower Funding Request by delivering to the Lender an irrevocable Borrower Funding Request no later than 3:00 p.m. (New York City time) on such Funding Notice Date. The amount of any Loan requested pursuant to a Borrower Funding Request shall be not greater than the related Available Loan Amount and, with respect to the Initial Borrower Funding request, shall not be less than $10 million. The Borrower may request a Funding Date on any Business Day; provided, however, the Borrower may not request more than five Funding Dates in any calendar month that involve the addition of new Collateral, and such Funding Dates that involve the addition of new Collateral may not fall on any of the five (5) last Business Days in any calendar month unless otherwise agreed by Lender. Any Borrower Funding Request that relates to the addition of new Collateral shall include an Electronic File describing all Eligible Servicing Rights that constitute the Collateral hereunder.
(b)Regardless whether the Borrower intends to deliver a Borrower Funding Request during any calendar month, the Borrower shall deliver to the Lender on the fifteenth (15th) calendar day of each month (or, if such day is not a Business Day, the following Business Day) (any such day, a “Collateral Reporting Date”), an Electronic File with respect to all Eligible Servicing Rights that constitute the Collateral hereunder, which shall include all updates to the Collateral since the date of the preceding Electronic File.

(c)In Lender’s determination of Collateral Value for any of the Servicing Rights hereunder, it shall apply the MSR Value of the Servicing Rights in a related Borrowing Base Report. Any excess of the amount funded on such Loan over the Collateral Value shall result in a Borrowing Base Deficiency as set forth in Section 2.08(b). Notwithstanding anything to the contrary contained in this Section 2.03, the Lender shall have the right to determine MSR Value at any time in its sole good faith discretion.
(d)By delivering a Borrower Funding Request, the Borrower represents and warrants to the Lender that, after taking into account the amount of the requested Loan, all conditions precedent to such Loan specified in Section 5.02 have been satisfied.
Section 2.04.    Borrowing Base Reports. With respect to each Funding Date, the Lender shall determine in good faith the MSR Value of the Eligible Servicing Rights to be pledged as security for a Loan on such Funding Date. For purposes of preparing each Borrowing Base Report, the Lender shall calculate the Collateral Value of the Eligible Servicing Rights described in the Relevant Electronic File.
Section 2.05.    Interest. Interest shall accrue on the Loans for each day during a related Interest Period at a per annum rate equal to the product of (x) the Outstanding Aggregate Loan Amount on such day, multiplied by (y) the sum of (i) the greater of (a) the Benchmark for such day and (b) the Floor plus (ii) the Applicable Margin. Interest shall be payable on each Monthly Settlement Date in arrears with respect to each Loan through the final day of each Interest Period (regardless whether such day is a Business Day), such amount to be payable on each Monthly Settlement Date. The Lender shall determine the Benchmark for the Loans, which shall be reset on a daily basis, as set forth in the definition of “Benchmark” and provide notice of such determination to the Borrower. The Lender shall also calculate the amount of interest or other amounts due to be paid by the Borrower from time to time hereunder (including in connection with any prepayment or repayment of Loans permitted hereunder) and shall provide a written statement thereof to the Borrower at least two Business Days prior to the due date of such payments (or the relevant repayment or prepayment after having received a notice thereof); provided, that failure to provide such statements on a timely basis shall not relieve the Borrower of the obligation to pay any interest and principal due on the applicable payment date (based upon its good faith calculation of the amount due, such amount to be promptly reconciled after receipt of a subsequent statement from the Lender) and other such amounts hereunder promptly upon receipt of such statement.
Section 2.06.    Increased Capital Costs. If Lender determines in its sole discretion that any Change in Law or any change in accounting rules regarding capital requirements has the effect of reducing the rate of return on Lender’s capital under this Agreement as a consequence of such Change in Law or change in accounting rules, then from time to time and upon demand by Lender Borrower will compensate Lender for such reduced rate of return suffered as a consequence of such Change in Law or change in accounting rules on terms similar to those imposed by Lender. Further, if due to the introduction of, any change in, or the compliance by Lender with (i) any eurocurrency reserve requirement, or (ii) the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority whether or not having the force of law, there shall be an increase in the cost to Lender as a consequence of the Loans or other advances of funds made by Lender pursuant to this Agreement or any of the Facility Documents relating to fundings or commitments under this Agreement, then Borrower shall, from time to time and upon demand by Lender, compensate Lender for such increased costs, and such amounts shall be deemed a part of the Obligations hereunder. Lender shall provide Borrower with notice as to any such Change in Law, change in accounting rules or change in compliance promptly following Lender’s receipt of actual knowledge thereof.
Section 2.07.    Effect of Benchmark Transition Event.
(a)Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Facility Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Lender and Borrower without any amendment to, or further action or consent of any other party to, this Agreement or any other Facility Document so long as the Lender has not received, by such time, written notice of objection to such Benchmark Replacement from Lender. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a Loan to be made or continued hereunder that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Lender that a Benchmark Replacement has replaced such Benchmark.
(b)In connection with the implementation and administration of a Benchmark Replacement, the Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Facility Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(c)The Lender will promptly notify the Borrower and the Lender of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes.
(d)Any determination, decision or election that may be made by the Lender or Lender pursuant to this Section 2.07, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.07.
Section 2.08.    Mandatory Repayment of Loans.
(a)Loans may be prepaid in accordance with the terms of Section 2.09 hereof and, to the extent prepaid, may be re-borrowed hereunder in accordance with the terms hereof (including satisfaction of all conditions precedent contained in Section 5.02). Notwithstanding the foregoing, all amounts owing under the Facility shall be immediately due and payable on the Termination Date.
(b)If, on any Business Day (a “Borrowing Base Shortfall Day”), the Lender provides written notice to the Borrower that the Lender has determined in its sole reasonable discretion based on the Borrowing Base Report most recently delivered by the Lender pursuant to Section 2.04 that the Outstanding Aggregate Loan Amount on such day exceeds the lesser of (i) the Borrowing Base and (ii) the Available Facility Amount on such day (such circumstance, a “Borrowing Base Deficiency”), the Borrower (i) on the same day if the Lender notifies Borrower by 11:00 a.m. (New York time) of such Borrowing Base Deficiency, or (ii) if the notice is received later than 11:00 a.m. (New York time), then within one (1) Business Day after the Borrowing Base Shortfall Day, shall repay outstanding Loans (including accrued Interest thereon), in an amount equal to the amount of the Borrowing Base Deficiency specified in the notice provided to the Borrower by the Lender (such requirement a “Margin Call”).
Section 2.09.    Optional Prepayment. The Borrower may, at its option, prepay any Loan advanced hereunder without penalty in full or in part without penalty on any Business Day in any month (each an “Optional Prepayment Date”); provided that, the Borrower may, within ninety (90) days of the

Lender’s notification of the Benchmark Replacement, give notice to the Lender (with reasonable corroborative evidence upon request by the Lender) that the Benchmark Replacement is materially different from the successor rate of interest implemented by the majority of financial institutions similar to the Lender for assets similar to the Collateral in facilities in the United States similar to this Agreement and (B) elect to prepay all Loans advanced hereunder together with any other amounts then due and payable hereunder and terminate this Agreement without penalty or premium on an elected Optional Prepayment Date that is on or after the date the Benchmark Replacement is effective. Any such prepayment received by the Lender by 1:00 p.m. (New York City time) on such Optional Prepayment Date shall be applied by the Lender on such Business Day. Any such prepayment received by the Lender after 1:00 p.m. (New York City time) on such Optional Prepayment Date shall be applied by the Lender on the following Business Day. For the avoidance of doubt, any optional prepayment in full shall not result in the termination of this Agreement unless such termination is declared in writing by the Borrower, acting in its discretion.
ARTICLE III
PAYMENTS; COMPUTATIONS; TAXES; FEES
Section 3.01.    Payments and Computations, Etc.
(a)Unless otherwise expressly stated herein, all amounts to be paid or deposited hereunder shall be paid or deposited in accordance with the terms hereof no later than 4:00 p.m. (New York time) on the day when due in lawful money of the United States of America in same day funds.
(b)The Borrower shall, to the extent permitted by law, pay interest on all amounts (including principal, interest and fees) due but not paid on the date such payment is due hereunder as provided herein, for the period from, and including, such due date until, but excluding, the date paid, at the applicable Default Rate, payable on demand; provided, however that such interest rate shall not at any time exceed the maximum rate permitted by applicable law.
(c)All computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable.
(d)The Borrower agrees that the principal of and interest on the Loans shall be recourse obligations of the Borrower.
(e)All payments made by the Borrower under this Agreement shall be made without set-off or counterclaim.
Section 3.02.    Taxes.
(a)All payments made by Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto imposed by any Governmental Authority therewith or thereon, excluding income taxes, branch profits taxes, franchise taxes or any other tax imposed on net income by the United States, a state or a foreign jurisdiction under the laws of which the Lender is organized or of its applicable lending office, or a state or foreign jurisdiction with respect to which Lender has a present or former connection (other than any connection arising from executing, delivering, being party to, engaging in any transaction pursuant to, performing its obligations under or enforcing any Facility Document), or any political subdivision thereof (collectively, such non-excluded taxes are hereinafter called “Taxes”), all of which shall be paid by Borrower for its own account not later than the date when due. If Borrower is required by law or regulation to deduct or withhold any Taxes from or in respect of any amount payable hereunder, it shall: (a) make such deduction or withholding, (b) pay the amount so deducted or withheld to the appropriate Governmental Authority not later than the date when due, (c) deliver to the Lender, promptly, original tax receipts and other evidence satisfactory to Lender of the payment when due of the full amount of such Taxes; and (d) except as otherwise expressly provided in Section 3(d) below, pay to the Lender such additional amounts (including all taxes imposed by any Governmental Authority on such additional amounts) as may be necessary so that the Lender receives, free and clear of all Taxes, a net amount equal to the amount it would have received under this Agreement, as if no such deduction or withholding had been made.
(b)In addition, Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes, transfer taxes and similar fees) imposed by any taxing authority that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (“Other Taxes”).
(c)Borrower agrees to indemnify Lender for the full amount of Taxes (including additional amounts with respect thereto) and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 3, and any liability (including penalties, interest and expenses arising thereon or with respect thereto) arising therefrom or with respect thereto, provided that Lender shall have provided Borrower with evidence, reasonably satisfactory to Borrower, of payment of Taxes or Other Taxes, as the case may be.
(d)Any Lender that either (i) is not incorporated under the laws of the United States, any State thereof, or the District of Columbia or (ii) whose name does not include “Incorporated,” “Inc.,” “Corporation,” “Corp.,” “P.C.,” “insurance company,” or “assurance company” (a “Foreign Purchaser”) shall provide Borrower with original properly completed and duly executed United States Internal Revenue Service (“IRS”) Forms W-8BEN or W-8ECI or any successor form (or Form W-8IMY with supporting forms) prescribed by the IRS, certifying that such Person is either (1) entitled to benefits under an income tax treaty to which the United States is a party which eliminates or (2) otherwise fully exempt from (2) United States withholding tax under Sections 1441 through 1442 of the Code on payments to it or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States in either case, on or prior to the date upon which each such Foreign Lender becomes a Lender. Each Foreign Lender will resubmit the appropriate form eliminating withholding tax on payments to it on the earliest of (A) the third anniversary of the prior submission, or (B) on or before the expiration of thirty (30) days after there is a “change in circumstances” with respect to such Person as defined in Treas. Reg. Section 1.1441-1(e)(4)(ii)(D). For any period with respect to which the Foreign Lender has failed to provide Borrower with the appropriate form or other relevant document (x) as expressly required under this Section 3(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided under the first sentence of this Section 3(d)) or (y) otherwise as required to establish exemption from United States withholding under Sections 1471 through 1474 of the Code, such Person shall not be entitled to “gross-up” of Taxes under Section 3(d) or indemnification under Section 3(c) with respect to Taxes imposed by the United States which are imposed because of such failure; provided, however that should a Foreign Lender, which is otherwise exempt from a withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Foreign Lender shall reasonably request to assist such Foreign Lender to recover such Taxes.
(e)Without prejudice to the survival or any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 3 shall survive the termination of this Agreement.

Nothing contained in this Section 3 shall require Lender to make available any of their tax returns or other information that it deems to be confidential or proprietary.
(f)The Lender shall (A) promptly notify the Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) cooperate, in its reasonable discretion and at Borrower’s expense, with Borrower to mitigate any requirement of Applicable Law of any jurisdiction in which the Borrower may be required to withhold or deduct any taxes from amounts payable to Lender hereunder.
Section 3.03.    Fees and Expenses. The Borrower agrees to pay to the Lender all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented fees and expenses of Lender’s counsel) incurred in connection with the execution of this Agreement (and any amendments thereto) and the Facility Documents.
ARTICLE IV
SECURITY INTEREST
Section 4.01.    Security Interest. As security for the prompt payment and performance of all of its Obligations, the Borrower hereby assigns and pledges to the Lender, and grants a security interest, subject to the terms and provisions of the Freddie Mac Requirements and the interests of the Agencies as set forth in Section 4.02 and in the related Acknowledgment Agreement, to the Lender, all of the Borrower’s right, title and interest, as applicable, in, to, and under, whether now owned or hereafter acquired or held, as applicable, in all of the following, whether now or hereafter existing and wherever located: (i) the Pledged Servicing Rights whether or not yet accrued, earned due or payable as well as all other present and future rights and interests of Borrower in such Pledged Servicing Rights, (ii) except for the Freddie Mac Servicing Contract, each Servicing Contract and all rights and claims thereunder, (iii) the Collection Account, (iv) except for the Freddie Mac Acknowledgment Agreement, each Acknowledgment Agreement and all rights and claims thereunder, (v) all books and records, including computer disks and other records or physical or virtual data or information, related to the foregoing (but excluding computer programs) and (vi) all monies due or to become due with respect to the foregoing and all proceeds of the foregoing, but with respect to items (i) - (vi) above specifically excluding the Excluded Collateral (collectively, the “Collateral”).
Section 4.02.    Limited Pledge of Servicing Rights. Notwithstanding anything to the contrary in the Agreement or any of the other Facility Documents, the security interest of the Lender created hereby with respect to the Agency Servicing Rights is subject to the following provisions to (or any variation required by an Agency):
(a)“The Security Interest described in this financing statement is subordinate to all rights of Fannie Mae under (i) the terms of an Acknowledgment Agreement, with respect to the Security Interest among Fannie Mae, Nationstar Mortgage LLC (the “Debtor”) and Barclays Bank PLC, and (ii) the Mortgage Selling and Servicing Contract, the Fannie Mae Selling Guide, the Fannie Mae Servicing Guide and all supplemental servicing instructions or directives provided by Fannie Mae, all applicable master agreements, recourse agreements, repurchase agreements, indemnification agreements, loss-sharing agreements, and any other agreements between Fannie Mae and the Debtor, and all as amended, restated or supplemented from time to time (collectively, the “Fannie Mae Lender Contract”), which rights include the right of Fannie Mae to terminate the Fannie Mae Lender Contract with or without cause and the right to sell, or have transferred, the Servicing Rights.”
(b)“The security interest created by this financing statement is subject to the following rights of Ginnie Mae: (i) the Debtor is entitled to servicing income with respect to a given pool or loan package only so long as it maintains Issuer (as such term is defined in the Ginnie Mae Agency Guide) status;

(ii) upon the Debtor’s loss of Issuer status, the Secured Party’s rights to any servicing income related to a given pool also terminate; and (iii) the pledge of rights to servicing income conveys no right (such as a right to become a substitute servicer or Issuer) that is not specifically provided for in the Ginnie Mae Agency Guide)).”
(c)The parties acknowledge that Freddie Mac has certain rights under the Freddie Mac Acknowledgment Agreement and the Freddie Mac Servicing Contract, including the right (i) to cause Borrower to transfer servicing to a transferee servicer under certain circumstances as more particularly set forth therein, (ii) to terminate Borrower, with or without cause, (iii) of a first priority security interest in the Freddie Mac Collateral and (iv) to terminate the Freddie Mac Servicing Contract, in whole or in part, with or without cause. Notwithstanding anything to the contrary contained herein or in any of the other Financing Documents, the pledge of Borrower’s right and interest in the Freddie Mac Servicing Rights shall only secure the Borrower’s indebtedness and obligations to the Lender incurred for the following limited purposes: (i) to fund Borrower’s purchase of additional servicing portfolios; (ii) to effect Borrower’s purchase of a mortgage banking company; (iii) to fund Borrower’s working capital consistent with its residential mortgage business operations or (iv) any other purpose which Freddie Mac, in its sole and absolute discretion, considers to be consistent with the purposes of the Freddie Mac Acknowledgment Agreement, as applicable; provided, that the foregoing provisions of this Section 4.02(c), shall be deemed automatically supplemented or amended if and to the extent Freddie Mac supplements or amends the corresponding requirement, whether in its rules, regulations, guides, Freddie Mac Servicing Contract, Freddie Mac Acknowledgment Agreement or published announcements or otherwise waives or grants exceptions from such requirement, and in each instance, with the same substantive force and effect; and provided further that the security interest in the Servicing Rights created hereby shall, following execution of the Freddie Mac Acknowledgment Agreement, be subject to the following condition and such provision below shall be included in each financing statement filed in respect hereof after execution of the Freddie Mac Acknowledgment Agreement, as applicable (defined terms used below shall have the meaning set forth in the Freddie Mac Acknowledgment Agreement, once executed):
Notwithstanding anything to the contrary herein, the security interest publicized or perfected by this financing statement is subject and subordinate in each and every respect to (a) all rights, powers and prerogatives of the Federal Home Loan Mortgage Corporation (“Freddie Mac”) under and in connection with the Amended and Restated Acknowledgment Agreement among Freddie Mac, Nationstar Mortgage LLC (“Debtor”) and Secured Party, dated as of     , 2023 (as amended, modified, restated or supplemented from time to time, the “AA”) and the Purchase Documents (as defined in the AA), which include, without limitation, the right of Freddie Mac to disqualify (in whole or in part) the Debtor as a Freddie Mac-approved Seller/Servicer, with or without cause, and the right to terminate (in whole or in part) the Servicing Contract (as defined in the AA) and to transfer and sell all or any portion of the Servicing Contract Rights (as defined in the AA), as provided in the Purchase Documents, (b) all of Freddie Mac’s Claims (as defined in the AA), and (c) the first priority security interest of Freddie Mac in the Freddie Mac Collateral (as defined in the AA).
Freddie Mac shall be an express and intended third party beneficiary of this Section 4.02(c) and shall be entitled to rely upon this Section 4.02(c) in all respects.
Section 4.03.    Authorization of Financing Statements. The Borrower hereby authorizes the Lender to file any financing or continuation statements required to perfect, protect, or more fully evidence the Lender’s security interest in the Collateral granted hereunder. The Lender will notify the Borrower of any such filing (but the failure to deliver such notice shall not prejudice any rights of the Lender under this Section 4.03).

Section 4.04.    Lender’s Appointment as Attorney In Fact.
(a)The Borrower hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Lender’s discretion, if an Event of Default shall have occurred and be continuing, for the limited purpose of carrying out the terms of this Agreement (or any Servicing Contracts), to take any action on behalf of the Borrower pursuant to the Acknowledgment Agreements and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement (or any Servicing Contracts) to the extent such actions are permitted to be taken by the Lender under the Acknowledgment Agreements, and, without limiting the generality of the foregoing, the Borrower hereby gives the Lender the power and right, on behalf of the Borrower, without assent by, but with notice to, the Borrower, if an Event of Default shall have occurred and be continuing, to do the following (subject to limitations contained in each Acknowledgment Agreement):
(i)in the name of the Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any other Collateral whenever payable;
(ii)(A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) in connection with the above, to give such discharges or releases as the Lender may deem appropriate; and (F) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender’s option and the Borrower’s expense, at any time, or from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as the Borrower might do;
(iii)perform or cause to be performed, the Borrower’s obligations under any Servicing Contract (other than the Freddie Mac Servicing Contract) to the extent permitted by the related Acknowledgment Agreement.
The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney is a power coupled with an interest and shall be irrevocable but shall terminate upon release of the Lender’s security interest as provided in Section 4.05.
(b)The Borrower also authorizes the Lender, at any time and from time to time, to execute, in connection with the sale provided for in Section 8.02(c) hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; provided that the exercise of such powers is in accordance with the Acknowledgment Agreements.

(c)The powers conferred on the Lender are solely to protect the Lender’s interest in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Lender nor any of its officers, directors, or employees shall be responsible to the Borrower for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.
(d)Notwithstanding anything in this Section 4.04 to the contrary, the Lender shall exercise such powers subject and subordinate in all respects to the terms and provisions of the Freddie Mac Requirements. Freddie Mac shall be an express and intended third party beneficiary of this Section 4.04(d) and shall be entitled to rely upon this Section 4.04(d) in all respects.
Section 4.05.    Release of Security Interest. Upon termination of this Agreement and repayment to the Lender of all Obligations and the performance of all obligations under the Facility Documents, the Lender shall release its security interest in any remaining Collateral; provided that if any payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervener or conservator of, or a trustee or similar officer for the Borrower or any substantial part of its Property, or otherwise, this Agreement, all rights hereunder and the Liens created hereby shall continue to be effective, or be reinstated, until such payments have been made.
Except as otherwise provided herein, the Lender may, in its sole discretion, release its interest in a pool of Pledged Servicing Rights; provided, however, that prior to such release, Lender shall have been paid the full amount of any Loans outstanding and any accrued interest and other Obligations hereunder with respect to such Pledged Servicing Rights except or otherwise provided herein. Notwithstanding the foregoing, the Lender shall have no obligation to release any Collateral hereunder to the extent such release would result in a Borrowing Base Deficiency except as except as otherwise provided herein.
As of the date of the related Excess Yield Transaction and upon Lender's satisfaction that no Borrowing Base Deficiency or breach of representation and warranty or covenant will result, the Lender releases its security interest in that portion of the Collateral defined as Excess Yield. In connection with such Excess Yield Transaction, the Lender will execute a Partial Release (Excess Yield) and approve the filing of such financing statement amendments required to reflect the fact that the Excess Yield is no longer subject to the Liens granted under the Facility Documents.

ARTICLE V
CONDITIONS PRECEDENT
Section 5.01.    Conditions Precedent. The effectiveness of this Agreement is subject to the condition precedent that the Lender shall have received each of the items set forth in Schedule 5.01 (unless otherwise indicated) dated such date, and in such form and substance, as is satisfactory to the Lender.
Section 5.02.    Further Conditions Precedent. The funding of each Loan hereunder, shall in all events be subject to satisfaction of the further conditions precedent set forth in Schedule 5.02 as of the making of such Loan.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
Section 6.01.    Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lender that throughout the term of this Agreement (except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case, such representation or warranty shall have been true or correct as of such date):
(a)Due Organization, Qualification, Power, Authority and Due Authorization. Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and it has qualified to do business in each jurisdiction in which it is legally required to do so. Borrower has the power and authority under its certificate of formation, operating agreement and applicable law to enter into this Agreement, the Facility Documents and the Freddie Mac Acknowledgment Agreement and to perform all acts contemplated hereby and thereby or in connection herewith and therewith; this Agreement, the Facility Documents and the Freddie Mac Acknowledgment Agreement and the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company action and do not require any additional approvals or consents or other action by, or any notice to or filing with, any Person other than any that have heretofore been obtained, given or made.
(b)Noncontravention. The consummation of the transactions contemplated by this Agreement, the Facility Documents and the Freddie Mac Acknowledgment Agreement are in the ordinary course of business of Borrower and will not conflict with, result in the breach of or violate any provision of the certificate of formation or operating agreement of Borrower or result in the breach of any provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture, loan or credit agreement or other instrument to which Borrower, the Collateral or any of Borrower’s Property is or may be subject to, or result in the violation of any law, rule, regulation, order, judgment or decree to which Borrower, the Collateral or Borrower’s Property is subject.
(c)Legal Proceeding. There is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before or by any court, public board or body pending or, to Borrower’s knowledge, threatened against or affecting Borrower (i) wherein an unfavorable decision, ruling or finding would adversely affect the validity or enforceability of this Agreement, the Facility Documents, the Freddie Mac Acknowledgment Agreement or any agreement or instrument to which Borrower is a party and which is used or contemplated for use in the consummation of the transactions contemplated hereby, or (ii) which is reasonably likely to materially and adversely affect the proceedings of Borrower in connection herewith or Borrower’s ability to carry out its obligations hereunder.

(d)Valid and Binding Obligations. This Agreement, the Facility Documents and the Freddie Mac Acknowledgment Agreement and every other document to be executed by Borrower in connection with this Agreement is and will be legal, valid, binding and subsisting obligations of Borrower, enforceable in accordance with their respective terms, except that (A) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
(e)Government and Agency Approvals. No authorization, consent, approval, or other action by, and no notice to or filing with, any court, governmental authority or regulatory body or other Person domestic or foreign, including Fannie Mae, Freddie Mac, HUD or Ginnie Mae, is required for the Borrower’s due execution, delivery or performance of any Facility Document to which it is a party except for (i) consents that have been obtained in connection with transactions contemplated by the Facility Documents, (ii) filings to perfect the security interest created by this Agreement, and (iii) authorizations, consents, approvals, filings, notices, or other actions the failure to make could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(f)Solvency. Borrower is solvent and will not be rendered insolvent by any Loan hereunder and, after giving effect to each such Loan, Borrower will not be left with an unreasonably small amount of capital with which to engage in its business. Borrower does not intend to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature. Borrower is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Borrower or any of its assets.
(g)Fraudulent Conveyance. The amount of consideration being received by Borrower after giving effect to each Loan by the Lender constitutes reasonably equivalent value and fair consideration for such Loan. Borrower is not pledging any Collateral with any intent to hinder, delay or defraud any of its creditors. The Agreement, the Facility Documents, the Freddie Mac Acknowledgment Agreement and any other document contemplated hereby or thereby and each transaction have not been entered into fraudulently by Borrower hereunder, or with the intent to hinder, delay or defraud any creditor or Lender.
(h)Margin Regulations. The use of funds acquired by Borrower under this Agreement will not conflict with or contravene, to the extent applicable, Regulations T, U or X promulgated by the Board, as the same may from time to time be amended, supplemented or otherwise modified.
(i)Accuracy of Information. As of their respective dates, no information relating to Borrower that Borrower has delivered or caused to be delivered to Lender, including, but not limited to, all information related to this Agreement, the Facility Documents, the Freddie Mac Acknowledgment Agreement or Borrower’s financial statements, contained any untrue statement of a material fact or omits to state a material fact necessary to make the statements made therein or herein in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of Borrower or any of its Subsidiaries to Lender in connection with this Agreement and the other Facility Documents, the Freddie Mac Acknowledgment Agreement and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer that, after due inquiry, could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Facility Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Lender for use in connection with the transactions contemplated hereby or thereby.
(j)Investment Company Act. Neither Borrower nor any of its Subsidiaries is required to be registered as an “investment company” as defined under the Investment Company Act or is an entity under the control of an entity required to be registered as an “investment company” as defined under the Investment Company Act.
(k)Taxes. Borrower has timely filed all federal and state tax returns that are required to be filed by it and has paid all taxes, including any assessments received by it, to the extent that such taxes have become due (other than for taxes that are being contested in good faith and for which it has established adequate reserves).
(l)No Adverse Actions. The Borrower has not received a notice from any Agency indicating any adverse fact or circumstance in respect of the Borrower which adverse fact or circumstance may reasonably be expected to entitle such Agency, as the case may be, to terminate the Borrower with cause or with respect to which such adverse fact or circumstance has caused such Agency to threaten to terminate, or consider the termination of, the Borrower in such notice.
(m)Financial Statements. The financial statements of Borrower, copies of which have been furnished to Lender, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of Borrower as of the dates and for the periods indicated and (iii) have been prepared in accordance with GAAP consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent financial statements, there has been no Material Adverse Change with respect to Borrower. Except as disclosed in such financial statements or pursuant to Section 7.01 hereof, Borrower is not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a Material Adverse Change with respect to Borrower.
(n)Agency Set Off Rights. The Borrower has no actual notice, including any notice received from any Agency, or any reason to believe, that, other than in the normal course of Borrower’s business, any circumstances exist that would result in the Borrower’s being liable to any Agency for any material amount due by reason of: (i) any breach of servicing or subservicing obligations or breach of mortgage selling warranty to the Agency under the related Servicing Contract or any other similar contracts relating to the Borrower’s entire Agency servicing or subservicing portfolio (including without limitation any unmet mortgage repurchase obligation), (ii) any unperformed obligation with respect to mortgages in an MBS pool that the Borrower is servicing for any Agency pursuant to a recourse agreements, (iii) any loss or damage to any Agency by reason of any inability to transfer to a purchaser of the Servicing Rights the Borrower’s selling and servicing representations, warranties and obligations, as well as any existing MBS recourse obligations, or other recourse obligations, and (iv) any other unmet obligations to any Agency under the related Servicing Contract or any other similar contracts relating to the Borrower’s entire Agency servicing portfolio.
(o)Use of Subservicers. The Borrower is not using a subservicer with respect to any Mortgage Loan.
(p)Leverage Ratio; Liquidity; Tangible Net Worth; Profitability. The Borrower is in compliance with each of the financial covenants set forth in the Master Repurchase Agreement and the Mortgage Loan Participation Purchase and Sale Agreement.

(q)Fannie Mae/Freddie Mac/Ginnie Mae/HUD. Borrower is a seller/servicer approved by Fannie Mae, and Freddie Mac, an issuer approved by Ginnie Mae and a lender approved by HUD. Borrower is in good standing to service mortgages for Fannie Mae and Ginnie Mae, HUD as applicable, shall be in good standing to service mortgages for Ginnie Mae and HUD. Borrower has not been suspended as a seller/servicer by Fannie Mae, Freddie Mac, Ginnie Mae or HUD on and after the date on which Borrower first obtained such approval from Fannie Mae, Ginnie Mae, HUD or Freddie Mac, as applicable. Borrower is not under review or investigation outside of due course and does not have knowledge of imminent or future investigation outside of due course, by Fannie Mae, Ginnie Mae, HUD or Freddie Mac on and after the date on which Borrower became a Fannie Mae, Ginnie Mae, HUD or Freddie Mac approved seller/servicer.
Section 6.02.    Representations Concerning the Collateral. The Borrower represents and warrants to the Lender that as of each day that a Loan is outstanding pursuant to this Agreement:
(a)Immediately prior to the pledge of any such Collateral, the Borrower was the sole owner or holder as applicable of such Collateral and had good and marketable title thereto, as applicable (subject in all respects to the terms and provisions of the Freddie Mac Requirements and the rights of any other Agency, as applicable, with respect to the related Servicing Rights), free and clear of all Liens, other than pursuant to the terms and provisions of the Freddie Mac Requirements and no Person, other than the Lender has any Lien on any Collateral (other than pursuant to the terms and provisions of the Freddie Mac Requirements).
(b)The provisions of this Agreement are effective to create in favor of the Lender a valid security interest in all right, title, and interest, as applicable, of the Borrower in, to and under the Collateral, subject only to the interests of Freddie Mac pursuant to the terms and provisions of the Freddie Mac Requirements and such other related Agency.
(c)All Recourse Servicing Obligations as of the applicable date of the most recent Electronic File have been identified as such in a schedule attached to the Electronic File most recently delivered to the Lender. All information concerning all Servicing Rights set forth on the Electronic File pursuant to which such Servicing Rights were, are or will be (as applicable) pledged to the Lender will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading as of the date of such Electronic File.
(d)Upon the filing of financing statements on Form UCC-1 naming the Lender as “Secured Party” and the Borrower as “Debtor”, and describing the Collateral, in the appropriate jurisdictions, the Lender has a duly perfected security interest under the UCC in all right, title, and interest of Borrower in, to and under, (subject and subordinate to the terms and provisions of the Freddie Mac Requirements and the interests of any other applicable Agency), the Servicing Rights.
(e)All filings and other actions (including the execution of an account control agreement) necessary to perfect the security interest in the Collection Account created under this Agreement have been duly made or taken and are in full force and effect, and the Facility Documents create in favor of the Lender a valid and, together with such filings and other actions, perfected security interest in the Collateral, securing the payment of the Obligations, and all filings and other actions necessary to perfect such security interest have been duly taken. Subject and subordinate in all respects to the rights of Freddie Mac pursuant to the Freddie Mac Requirements, such other Agency as set forth in Section 4.02 and in the related Acknowledgment Agreement, the Borrower is the legal and beneficial owner or holder, as applicable of the Collateral free and clear of any Lien, except for the Liens created or permitted under the Facility Documents.

(f)Subject only to the terms and provisions of the Freddie Mac Requirements and such other related Acknowledgment Agreement, the Borrower has and will continue to have the full right, power and authority, to pledge the Servicing Rights and the pledge of such Servicing Rights (other than the Freddie Mac Servicing Rights), may be further assigned without any requirement, except as may be specified in the related Agency Guides.
(g)In connection with any repurchase agreement, loan and security agreement or similar credit facility or agreement for borrowed funds entered into by the Borrower or any of its Affiliates on the one hand and any third party (including an Affiliate of the Borrower or any of its Affiliates but excluding the Lender or any Affiliate of Lender) on the other, including without limitation, any other facility for the funding of Advances, no such third party has the right pursuant to the terms of such repurchase agreement, loan and security agreement or similar credit facility or agreement, to cause the Borrower to terminate, rescind, cancel, pledge, hypothecate, liquidate or transfer any of the Collateral.
ARTICLE VII
COVENANTS
Section 7.01.    Affirmative Covenants of Borrower. The Borrower covenants and agrees with the Lender that, so long as any Loan is outstanding and until all Obligations have been paid in full:
(a)Compliance with Laws, Etc. The Borrower will comply with all applicable Requirements of Law if the failure to comply with such Requirements of Law could reasonably be expected to have a Material Adverse Effect.
(b)Performance and Compliance with Servicing Contracts. The Borrower will comply with all terms, provisions, covenants and other promises required to be observed by it under each of the Facility Documents and the Freddie Mac Acknowledgment Agreement to which it is a party, maintain the Facility Documents and the Freddie Mac Acknowledgment Agreement to which it is a party in full force and effect in all material respects and enforce the Servicing Contracts in all material respects in accordance with the terms thereof.
(c)Taxes. The Borrower will pay and discharge or cause to be paid and discharged promptly when due all Taxes and governmental charges imposed upon it or upon its income or profits or in respect of its property which, if unpaid, might become a Lien upon such properties or any part thereof, unless and to the extent the same are being contested in good faith by appropriate proceedings and with respect to which adequate reserves shall, to the extent required by GAAP, have been set aside.
(d)Due Diligence. The Borrower will permit Lender and its respective agents or designees to perform reasonable continuing due diligence reviews with respect to the Servicing Rights and the other Collateral, for purposes of verifying compliance with the representations, warranties, and specifications made hereunder and under the other Facility Documents, or otherwise. Borrower shall cooperate in all respects with such diligence and shall provide Lender and its respective agents or designees all documents, records, agreements, instruments or information relating to the Collateral in the possession of the Borrower; provided, however, the foregoing shall not apply with respect to any information that the Borrower is required by an Agency or Requirements of Law to keep confidential. Notwithstanding anything to the contrary herein, the Borrower shall reimburse the Lender for any and all reasonable out-of-pocket costs and expenses reasonably incurred by the Lender and its respective designees and appointees in connection with the ongoing due diligence and auditing activities.
(e)Changes in Servicing Contracts; Notices of Material Adverse Findings. The Borrower shall provide written notice to the Lender of (i) any changes in any Servicing Contracts (other than as a result in changes in the Agency Guides or those made to effect an Excess Servicing Rights Disposition

(as defined herein)) that may materially affect the Servicing Rights, and (ii) and any notices of material adverse findings from any Agency (including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal), within three (3) Business Days after the Borrower receives notice thereof.
(f)Legal Existence, etc. The Borrower shall (i) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises; and (ii) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied.
(g)[Reserved].
(h)Financial Statements. The Borrower shall deliver to the Lender, in each case, to the extent not publicly filed:
(1)Within forty-five (45) days after the end of each month (or, for each month ending December 31, within sixty (60) days after the end of such month), consolidated unaudited balance sheets and consolidated statements of income and changes in equity and unaudited statement of cash flows, all to be in a form acceptable to Lender, showing the financial condition and results of operations of Borrower and its consolidated Subsidiaries on a consolidated basis as of the end of each such month and for the then elapsed portion of the fiscal year, setting forth, in each case, in comparative form the corresponding figures for the corresponding month of the preceding fiscal year, certified by a financial officer of Borrower (acceptable to Lender) as presenting fairly the financial position and results of operations of Borrower and its consolidated Subsidiaries and as having been prepared in accordance with GAAP consistently applied, in each case, subject to normal year-end audit adjustments;
(2)Within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of Borrower, consolidated unaudited balance sheets and consolidated statements of income and changes in equity and unaudited statement of cash flows, all to be in a form acceptable to Lender, showing the financial condition and results of operations of Borrower and its consolidated Subsidiaries, each on a consolidated basis as of the end of each such quarter and for the then elapsed portion of the fiscal year, setting forth, in each case, in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year, certified by a financial officer of Borrower (acceptable to Lender) as presenting fairly the financial position and results of operations of Borrower and its consolidated Subsidiaries and as having been prepared in accordance with GAAP consistently applied, in each case, subject to normal year-end audit adjustments;
(3)Within ninety (90) days after the end of each fiscal year of Borrower, the consolidated audited balance sheets of Borrower and its consolidated Subsidiaries, which will be in conformity with GAAP, and the related consolidated audited statements of income and changes in equity showing the financial condition of Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of operations during such year, and consolidated audited statements of cash flows, as of the close of such fiscal year, setting forth, in each case, in comparative form the corresponding figures for the preceding year. The foregoing consolidated financial statements are to be reported on by, and to carry the unqualified report (acceptable in form and content to Lender) of, an independent public accountant of national standing acceptable to Lender, which shall include KPMG LLP, PricewaterhouseCoopers LLP, Deloitte LLP, Ernst & Young LLP and any other similarly situated independent public accountant; and
(4)Together with each set of the financial statements delivered pursuant to clauses (1) and (2) above, a certificate of a Responsible Officer of Borrower in the form of Exhibit 7.01 attached hereto.

(i)Agency Approval. The Borrower shall at all times maintain copies of relevant portions of all final written Fannie Mae, Freddie Mac, HUD and Ginnie Mae audits, examinations, evaluations, monitoring reviews and reports of its origination and servicing and subservicing operations (including those prepared on a contract basis for any such agency) in which there are material adverse findings, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, and all necessary approvals from each of Fannie Mae, Freddie Mac, HUD and Ginnie Mae. The Borrower shall not take any action, or fail to take any action, that would permit Fannie Mae, Freddie Mac, HUD or Ginnie Mae to terminate its right to service loans for Fannie Mae, Freddie Mac, HUD or Ginnie Mae with cause.
(j)Financial Covenants. The Borrower at all times shall satisfy the requirements of Section 2 of the Pricing Side Letter.
(k)Quality Control. Borrower shall conduct quality control reviews of its servicing operations in accordance with industry standards and Agency requirements. Upon the reasonable request of Lender, Borrower shall report to Lender quality control findings as such reports are produced.
(l)Special Affirmative Covenants Concerning Servicing Rights.
(i)The Borrower shall defend the right, title and interest of the Lender in and to the Servicing Rights pledged to the Lender against the claims and demands of all Persons whomsoever, subject to the restrictions imposed by the terms and provisions of the Freddie Mac Requirements or such other Agency’s Acknowledgment Agreement to the extent that such restrictions are valid and enforceable under the applicable UCC and other Requirements of Law.
(ii)The Borrower shall preserve the security interests granted hereunder and upon request by the Lender undertake all actions which are necessary or appropriate, in the reasonable judgment of the Lender, to (x) maintain the Lender’s security interest (including the priority thereof) in the Collateral in full force and effect at all times prior to the satisfaction of all obligations under this Agreement and the release of the Lender’s lien in accordance with the terms and provisions of this Agreement, and (y) preserve and protect the Collateral and protect and enforce the rights of the Lender to the Collateral, including the making or delivery of all filings and recordings (of financing or continuation statements), or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate, cause to be marked conspicuously its master data processing records with a legend, acceptable to the Lender, evidencing that such security interest has been granted in accordance with this Agreement.
(iii)The Borrower shall diligently fulfill its duties and obligations under the Servicing Contracts in all material respects and shall not default in any material respect under any of the Servicing Contracts or the Acknowledgment Agreements; provided that it shall not be a breach of this covenant if: (a) an Agency shall terminate the Borrower’s rights under any Servicing Contract, the Borrower shall repay (without duplication of payment) to the Lender an amount equal to the excess of the sum of the Loans then outstanding over the sum of the Borrowing Base of all the Servicing Rights then pledged to the Lender within the time periods set forth in Section 2.08(b) or (b) any such Servicing Contract expires in accordance with its terms and without renewal or (c) a default declared by an Agency in respect of a Servicing Contract arose from a failure of the portfolio of serviced Mortgage Loans to perform as required by the related Servicing Contract and such Agency has elected in writing to continue to use the Borrower as servicer of both that and other pools of Mortgage Loans and individual Mortgage Loans and has not rescinded or revoked such election.

(iv)The Borrower covenants and agrees that all Servicing Rights shall at all times be pledged under this Agreement or under any Approved Loan Facility.
(m)Maintenance of Property; Insurance. The Borrower shall keep all property useful and necessary in its business in good working order and condition. The Borrower shall maintain a fidelity bond and be covered by insurance (including, without limitation, errors and omissions insurance) of the kinds and in the amounts customarily maintained by such similarly situated entities in the same jurisdiction and industry as the Borrower, in amounts acceptable to the Agencies.
(n)Use of Proceeds. The Borrower shall not use the proceeds of the Loans in contravention of the requirements, if any, of the Agencies.
(5)Advance Facilities. Prior to entering into any arrangement which in any way involves pledging any of the Borrower’s right, title and interest in, to and under any right to reimbursement of any Advances under the Servicing Contracts to a third party, the Borrower shall provide the Lender with five Business Days advance notice and shall cooperate with Lender to enable Lender to give such third party notice of Lender’s interest hereunder, including without limitation, by providing to Lender the name and contact information for delivery of such notice to the third party to whom Borrower’s right to reimbursement will be pledged.
(o)Borrower and Freddie Mac Agreements. The Borrower shall furnish to the Lender within five (5) Business Days of execution a copy of any agreement that would impair in any material respect the interests or rights of the Lender between Borrower and Freddie Mac that is to be incorporated into the definition of Freddie Mac Requirements.
(p)Notice of Disposal of Servicing Rights. Except as otherwise provided herein, in the event that the Borrower sells or otherwise disposes of any of the Pledged Servicing Rights, it shall give the Lender five (5) Business Days’ prior written notice of such sale or disposition (together with a list of the affected loans and other information helpful to the Lender in assessing the related Collateral Value), during which time the Lender shall recalculate the Collateral Value for the Collateral remaining after such sale or disposition.
(q)Requests for Information. The Borrower shall furnish to the Lender within five (5) Business Days after the Lender’s request, any reasonable information, documents, records or reports with respect to the servicing or subservicing of the Collateral as the Lender may from time to time request subject to the terms and provisions of the Freddie Mac Requirements, Requirements of Law or such other confidentiality provisions.
(r)Monthly Reports. No later than the Collateral Reporting Date, Borrower shall provide to Lender reports of information related to (i) any claims or compensatory fees actually paid by Borrower to each Agency related to enforcement by such Agency of its rights under the related Agency Guide (or to trusts under non-agency securitizations) that are not reimbursed from a predecessor originator/servicer, (ii) claims for repurchases made by or indemnity by Agencies or trusts in non-agency securitizations, (iii) all claims for repurchases made by Agencies or trusts in non-agency securitizations in connection with a breach or alleged breach of representations and warranties related to any Mortgage Loan, including the delinquency status of the related Mortgage Loan at the time of each such repurchase demand, the current status or resolution of each such repurchase demand, and the realized and/or estimated loss related to each such repurchase demand, and (iv) the MSR Collateral as detailed in Schedule 7.01(s).
(s)Quarterly Reports. No later than thirty (30) days after the last Business Day of each fiscal quarter of Borrower, Borrower shall provide to Lender a report provided by a third-party valuation agent setting forth such agent’s determination of the value of all of Borrower’s servicing rights (including servicing rights not subject to this Agreement) and cash flows.
(t)Agency Collateral Account. Within five (5) Business Days after the end of each month (beginning April 2023), the Borrower shall deliver a notice to the Lender setting forth the amount on deposit in each Agency Collateral Account, provided that if any such date is not a Business Day, such notice shall be delivered to the Lender on the next succeeding Business Day. To the extent not prohibited by an Agency, the Borrower shall promptly (and in any event within three (3) Business Days thereof) notify the Lender (and provide a copy of any written request) of any request it receives from such Agency indicating either (i) that the Borrower must deposit additional amounts in the Agency Collateral Account or (ii) that the Borrower is entitled to withdraw amounts from the Agency Collateral Account and such notice shall include the amount required to be deposited or withdrawn, as applicable.
(u)Agency Information. Upon reasonable notice during normal business hours, the Borrower shall make available the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President or the Treasurer of the Borrower to participate in discussions with Lender and provide information with respect to the following: (i) a projection of the obligations of the Borrower in connection with (A) repurchase obligations to Agencies and (B) amounts that may have been required to be deposited or withdrawn from the related Agency Collateral Account (the “Agency Obligations”), (ii) a projection of the impact the Agency Obligations may have on the operations of the Borrower, including but not limited to, the net impact on liquidity, statements of income, retained earnings and cash flows,
(iii) the projected date of resolution of the Agency Obligations, and (iv) such other information as may be reasonably requested by the Lender, in all cases to the extent the Borrower is not prohibited from disclosing such information.
Section 7.02.    Negative Covenants of the Borrower. The Borrower covenants and agrees with the Lender that, so long as any Loan is outstanding and until all Obligations have been paid in full, the Borrower shall not:
(a)other than in accordance with Section 7.02(c), take any action that would directly or indirectly materially impair or materially adversely affect the Borrower’s title or interest, as applicable to the Collateral, or the value of the Collateral taken as a whole;
(b)create, incur or permit to exist any Lien in or on the Collateral, or, unless otherwise permitted by the Lender, in or on any mortgage loans or servicing rights (other than pursuant to the terms and provisions of the Freddie Mac Requirements or Fannie Mae Acknowledgment Agreement), except (x) the security interest granted hereunder in favor of the Lender, (y) the rights of such other Agencies under the Servicing Contracts and the Agency Guides, and (z) a Lien on the Servicing Contracts pledged under an Approved Loan Facility, nor assign any right to receive income in respect thereof except as permitted under Section 7.02(c);
(c)sell, lease or otherwise dispose of any Collateral (other than sales or dispositions of Servicing Rights (i) resulting from the payoff of the related Mortgage Loans or the repurchase of the related Mortgage Loans by the Borrower, (ii) as required by an Agency or (iii) in the ordinary course of the Borrower’s servicing business) except as expressly permitted by this Agreement;
(d)engage in any change in the nature of its business as carried on at the date hereof that is reasonably likely to result in a Material Adverse Effect;

(e)(i) cancel or terminate any Facility Documents to which it is a party or the Freddie Mac Acknowledgment Agreement or consent to or accept any cancellation or termination thereof without Lender’s prior consent, (ii) amend, amend and restate, supplement or otherwise modify any Facility Document without Lender’s prior consent, (iii) consent to any amendment, modification or waiver of any term or condition of any Facility Document or the Freddie Mac Pledge and Security Agreement, unless otherwise required by Freddie Mac, without the prior written consent of the Lender, which consent shall not be unreasonably withheld, provided that if the amendment of a Servicing Contract is done unilaterally by an Agency, the prior written consent of the Lender is not required, (iv) waive any material default under or breach of any Servicing Contracts, or (v) take any other action in connection with any such Facility Documents that would impair in any material respect the value of the interests or rights of the Borrower thereunder or that would impair in any material respect the interests or rights of the Lender;
(f)change its corporate name or the state of its organization unless the Borrower shall have given the Lender at least thirty (30) days’ prior written notice thereof and unless, prior to any such change, the Borrower shall have filed, or caused to be filed, such financing statements or amendments as the Lender determines may be reasonably necessary to continue the perfection of the Lender’s interest in the Collateral;
(g)appoint any subservicers with respect to any Servicing Rights pledged to the Lender pursuant to this Agreement except as otherwise required by the applicable Agency;
(h)take any action that would directly or indirectly materially impair or materially adversely affect the Borrower’s title to or interest in, as applicable, or the value, of the Eligible Servicing Rights or materially increase the duties, responsibilities or obligations of the Borrower, with the exception of any other sale, grant of Lien or other transfer or disposition of rights to receive payments of servicing or subservicing fees (and other amounts in respect of the Servicing Contracts that otherwise would constitute Servicing Rights) in excess of the minimum servicing or subservicing fees that an Agency requires servicers to retain (such rights to receive such excess servicing or subservicing fees and other amounts being herein called “Excess Servicing Rights”), so long as, concurrently with any such transaction, (A) the Borrower delivers to the Lender a new subsequent Electronic File reflecting the Eligible Servicing Rights after giving effect to such transaction, and (B) the Borrower repays the Loans to the extent necessary to cure any Borrowing Base Deficiency that otherwise would result from such transaction. Each transaction that would be permitted under the foregoing sentence is herein called an “Excess Servicing Rights Disposition”. In connection with each Excess Servicing Rights Disposition, the Lender agrees to execute and deliver, promptly upon request and receipt of payment of all Obligations in respect of the related Excess Servicing Rights, such releases and financing statement amendments as may be reasonably requested by the Borrower to reflect the fact that the relevant Excess Servicing Rights are no longer subject to the Liens granted under the Facility Documents;
(i)make any Restricted Payments following any Event of Default that has not been waived by the Lender in accordance herewith; and
(j)directly or indirectly, sell, lease or otherwise transfer any Property or assets to, or otherwise acquire any Property or assets from, or otherwise engage in any transactions with, any of its Affiliates (other than any wholly-owned Subsidiary), other than in the ordinary course of business as presently conducted or unless the terms thereof are no less favorable to Borrower than those that could be obtained at the time of such transaction in an arm’s length transaction with a Person who is not such an Affiliate.
Section 7.03.    Notice of Certain Occurrences. The Borrower covenants and agrees with the Lender that, so long as any Loan is outstanding and until all Obligations have been paid in full:

(a)Defaults. Borrower shall promptly, and in any event within three (3) Business Days of Borrower’s knowledge thereof, inform Lender in writing of any Default, Event of Default by Borrower or any other Person (other than Lender or Lender’s Affiliates) of any material obligation under any Facility Document, or the occurrence or existence of any event or circumstance that Borrower reasonably expects will with the passage of time become a Default, Event of Default by Borrower or any other Person;
(b)Litigation. Borrower shall promptly inform Lender in writing of the commencement of, or any determination in, any material dispute, litigation, investigation, proceeding, sanctions or suspension between Borrower or its Parent Company, on the one hand, and any Governmental Authority or any other Person, on the other, except to the extent is not reasonably likely to result in a Material Adverse Effect;
(c)Material Adverse Effect on Collateral. As soon as possible, upon the Borrower becoming aware of any default related to any Collateral which should reasonably be expected to have a Material Adverse Effect;
(d)[Reserved].
(e)Servicing Contract Transfer. As soon as possible, the transfer, expiration without renewal, termination or other loss of all or any part of any Servicing Contract (or the termination or replacement of the Borrower thereunder), the reason for such transfer, loss or replacement, if known to it and the effects that such transfer, loss or replacement will have (or will likely have) on the prospects for full and timely collection of all amounts owing to the Borrower under or in respect of the Borrower’s Servicing Contracts;
(f)Agency Notices. Unless required by the applicable Agency or Requirements of Law to maintain confidential, the Borrower shall promptly furnish the Lender copies of all written notices it receives from Fannie Mae, Freddie Mac, HUD or Ginnie Mae indicating any adverse fact or circumstance in respect of the Borrower with respect to which adverse fact or circumstance Fannie Mae, Freddie Mac, HUD or Ginnie Mae, respectively, announces its intention to terminate or threatens to terminate the Borrower with cause or with respect to which Fannie Mae, Freddie Mac, HUD or Ginnie Mae, announces its intention to conduct any inspection or investigation of Borrower, Borrower’s files or Borrower’s facilities outside of the ordinary course;
(g)Servicing Rights Notices. Unless required by the applicable Agency or Requirements of Law to maintain confidential, copies of all notices it receives from any Agency that materially affect the Eligible Servicing Rights, including any notice received with respect to the events set forth in Section 6.01(n)(i) through (iv), and any demand by an Agency or an insurer for the repurchase of or indemnification with respect to a mortgage loan and the reason for such repurchase or indemnification within three (3) Business Days after Borrower receives notice thereof;
(h)Servicer Rating. The Borrower shall furnish the Lender notice of any decrease in any servicer rating of the Borrower by any rating agency to a level that is two levels or more below the level of such servicer rating as of the Closing Date;
(i)Other. Borrower shall furnish, or cause to be furnished, upon the request of Lender, such other information or reports as the Lender may from time to time reasonably request unless required by the applicable Agency or Requirements of Law to remain confidential.
(j)Agency Requirements. Notice of any change in any Agency’s requirements regarding the Borrower’s consolidated liquidity within three (3) Business Days after Borrower receives notice thereof.

ARTICLE VIII
EVENTS OF DEFAULT
Section 8.01.    Events of Default. The following events shall be “Events of Default”:
(a)The Borrower shall fail to (a) make any payment or deposit to be made by it under Article II, Section 3.01 or Section 8.02(d) when due (whether of principal or interest at stated maturity, upon acceleration, or at mandatory prepayments due to Borrowing Base Deficiencies or otherwise) which failure shall continue unremedied for a period of one (1) Business Day, or (b) make any other payment or deposit to be made by it hereunder when due and which such failure (other than with respect to payment of principal) shall continue unremedied for a period of three (3) Business Days;
(b)The Borrower shall fail to comply with the requirements of Sections 7.01(f)(i), 7.02(c), or 7.03(e) and such default shall continue unremedied for a period of one (1) Business Day; or the Borrower shall otherwise fail to observe or perform any other agreement contained in this Agreement, any other Facility Document or the Freddie Mac Acknowledgment Agreement and such failure to observe or perform shall continue unremedied for a period of five (5) Business Days;
(c)Any representation, warranty or certification made or deemed made herein, in any other Facility Document or the Freddie Mac Acknowledgement Agreement by Borrower or any certificate furnished to Lender pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Section 6.02 which shall be considered solely for the purpose of determining the MSR Value of the Eligible Servicing Rights; unless (i) Borrower shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made or (ii) any such representations and warranties have been determined by Lender in its reasonable discretion to be materially false or misleading on a regular basis), and which false or misleading representation, warranty or certification shall continue unremedied for a period of five (5) Business Days;
(d)(1) The failure of the Borrower to be an approved servicer under the guidelines of an Agency with respect to which any Eligible Servicing Rights pledged under this Agreement relate, (2) the Borrower fails to service in accordance with the Agency Guides and the Lender determines in its good faith discretion that such failure may have a Material Adverse Effect, (3) the Borrower is terminated as servicer or subservicer, as applicable, with respect to any Eligible Servicing Rights by an Agency (except if the provisions of Section 7.01(l)(iii)(a)-(c) are met), (4) the Borrower shall at any time be terminated, revoked or suspended as servicer or subservicer, as applicable, with respect to any whole loan servicing or subservicing rights that make up a material portion of Borrower’s servicing portfolio, (5) Borrower shall cease to be approved by or its approval shall be revoked, suspended, rescinded, halted, eliminated, withdrawn, annulled, repealed, voided or terminated by an Agency as an approved seller/servicer or lender, (6) all or a portion of the Borrower’s servicing portfolio consisting of Agency loans is seized or (7) any Agency shall at any time cease to accept delivery of any loan or loans from the Borrower under any program or notifies the Borrower that the Agency shall cease accepting loan deliveries from the Borrower;
(e)The Borrower or any of its Affiliates or Subsidiaries shall (i) be in default under, or fail to perform as requested under, or shall otherwise breach, beyond any applicable cure period, the terms of any warehouse, credit, repurchase, line of credit, financing or other similar agreement having an aggregate available facility amount in excess of $15,000,000 and relating to any Indebtedness between the Borrower or any of its Affiliates or Subsidiaries, on the one hand, and any Person, on the other, which default or failure entitles any party to require acceleration or prepayment of any Indebtedness thereunder, or (ii) fail to pay when due, subject to any applicable cure period, any payment obligation under any other material agreement between the Borrower or any of its Affiliates or Subsidiaries, on

the one hand, and any Person, on the other (it being understood that an agreement is material if the payment obligations thereunder exceed $15,000,000 in the aggregate over the term of such agreement);
(f)The Lender does not, or ceases to, have a perfected security interest in the Collateral or any material part thereof, subject only to (1) the terms and provisions of the Freddie Mac Requirements and the interests of any other Agency with respect to the related Agency Servicing Rights and other Collateral and (2) any Lien on the Servicing Contracts pledged under an Approved Loan Facility, other than as a result of a release of such security interest by the Lender and such default continues unremedied for a period of one (1) Business Day after the earlier of (i) a Responsible Officer of the Borrower having actual knowledge thereof and (ii) written notice of such default from the Lender;
(g)A Change in Control of the Borrower occurs;
(h)(A) the Borrower ceases to be (1) a HUD approved mortgagee pursuant to Section 203 of the National Housing Act or (2) a Fannie Mae or Freddie Mac approved servicer or HUD, Fannie Mae or Freddie Mac, as applicable, suspends, rescinds, halts, eliminates, withdraws, annuls, repeals, voids or terminates the status of the Borrower as either (1) a HUD approved mortgagee pursuant to Section 203 of the National Housing Act or (2) a Fannie Mae or Freddie Mac approved servicer or (B) the Borrower receives notice that HUD, Fannie Mae or Freddie Mac may take such action set forth in clause (A);
(i)Any “event of default” or other material breach or failure to perform shall have occurred and shall be continuing beyond the expiration of any applicable grace period under any instrument, agreement or contract between the Borrower or any of its Affiliates, on the one hand, and the Lender or any of Lender’s Affiliates on the other, including, without limitation, the Master Repurchase Agreement or the Mortgage Loan Participation Purchase and Sale Agreement;
(j)The failure of Borrower to maintain any Agency’s net worth requirements;
(k)Any judgment or order for the payment of money in excess of $15,000,000 in the aggregate shall be rendered against the Borrower or any of its Affiliates, by a court, administrative tribunal or other body having jurisdiction over them and the same shall not be satisfied or discharged (or provisions shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof or, if a stay of execution is procured, sixty (60) days from the date such stay is lifted;
(l)(1) The Borrower or any of its Affiliates files a voluntary petition in bankruptcy, seeks relief under any provision of any Insolvency Law or consents to the filing of any petition against it under any such law; (2) a proceeding shall have been instituted by any Affiliate of the Borrower in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Borrower or such Affiliate in an involuntary case under any applicable Insolvency Law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of the Borrower or such Affiliate, or for any substantial part of its Property, or for the winding-up or liquidation of its affairs, (3) a proceeding shall have been instituted by any Person (other than an Affiliate of the Borrower) in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Borrower or any of its Affiliates in an involuntary case under any applicable Insolvency Law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of the Borrower or such Affiliate, or for any substantial part of its Property, or for the winding-up or liquidation of its affairs and the Borrower or such Affiliate shall have failed to obtain a relief (including, without limitation, a dismissal) or a stay of such involuntary proceeding within sixty (60) days; provided, that if under any other agreement for Indebtedness, the Borrower is subject to a shorter time period to dismiss any such proceeding, such shorter time period shall be automatically incorporated into this Agreement as if fully set forth herein without the need of any further action on the part of any party, (4) the admission in writing by the Borrower or any of its Affiliates of its inability to pay its debts as they become due, (5) the Borrower or any of its Affiliates consents to the appointment of or taking possession by a custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official, of all or any part of its Property or any custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official takes possession of all or any part of the Property of the Borrower or any of its Affiliates; (6) the Borrower or any of its Affiliates makes an assignment for the benefit of any of its creditors; or (7) the Borrower or any of its Affiliates generally fails to pay its debts as they become due;
(m)Any Governmental Authority or any Person, agency or entity acting or purporting to act under Governmental Authority (including any Agency) shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of the Borrower or any of its Affiliates, or shall have taken any action to displace the management of any of the Borrower or any of its Affiliates or to curtail the Borrower’s, or any of its Affiliates’ authority in the conduct of its business; or
(n)Any amendment, modification or waiver of any term or condition of the Freddie Mac Pledge and Security Agreement occurs, without the consent of the Lender, that would impair in any material respect the interests or rights of the Lender.
Section 8.02.    Remedies.
(a)Optional Acceleration. Upon the occurrence of an Event of Default (other than an Event of Default described in Section 8.01(l) or Section 8.01(m), the Lender may by written notice to the Borrower, terminate the Facility and declare all Loans and all other Obligations to be immediately due and payable.
(b)Automatic Acceleration. Upon the occurrence of an Event of Default described in Section 8.01(l) or Section 8.01(m) the Facility shall be automatically terminated and the Loans and all other Obligations shall be immediately due and payable upon the occurrence of such event, without demand or notice of any kind.
(c)Remedies. Upon any acceleration of the Loans pursuant to this Section 8.02, the Lender, in addition to all other rights and remedies under this Agreement or otherwise, shall have all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative. The Borrower agrees, upon the occurrence of an Event of Default and notice from the Lender, to assemble, at its expense, all of the Collateral that is in its possession (whether by return, repossession, or otherwise) at a place designated by the Lender. All out-of-pocket costs incurred by the Lender in the collection of all Obligations, and the enforcement of its rights hereunder, including reasonable attorneys’ fees and legal expenses, shall be paid out of the Collateral. Without limiting the foregoing, upon the occurrence of an Event of Default and the acceleration of the Loans pursuant to this Section 8.02, the Lender may, to the fullest extent permitted by applicable law, without notice, advertisement, hearing or process of law of any kind, (i) enter upon any premises where any of the Collateral which is in the possession of the Borrower (whether by return, repossession, or otherwise) may be located and take possession of and remove such Collateral, (ii) sell any or all of such Collateral, free of all rights and claims of the Borrower therein and thereto, at any public or private sale, and (iii) bid for and purchase any or all of such Collateral at any such sale. Any such sale shall be conducted in a commercially reasonable manner and in accordance with applicable law. The Borrower hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the exercise by the Lender of any of its rights and remedies upon the occurrence of an Event of Default. Each of the Lender and the Borrower shall have the right (but not the obligation) to bid for and purchase any or all Collateral at any public or private sale. The Borrower hereby agrees that in any sale of any of the Collateral, the Lender is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority, and the Borrower further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner. The Lender shall not be liable for any sale, private or public, conducted in accordance with this Section 8.02(c). If an Event of Default occurs, and upon acceleration of the Loans hereunder, the Loans and all other Obligations shall be immediately due and payable, and collections on the Eligible Servicing Rights and proceeds of sales and securitizations of Eligible Servicing Rights, and other Collateral will be used to pay the Obligations.
(d)In the event that Borrower receives a notice from an Agency indicating a material breach, material default or material non-compliance by the Borrower that the Lender reasonably determines may entitle such Agency to terminate the Borrower, which breach, default or non-compliance has not been satisfactorily cured or remedied within ten (10) Business Days of the receipt by the Borrower of such notice, or such lesser time as Lender believes is necessary to protect its interest and provides Borrower with written notice thereof, as the case may be, the Lender may by written notice to the Borrower, terminate the Facility and declare all Loans and all other Obligations to be immediately due and payable.
(e)Notwithstanding anything in this Agreement to the contrary, the exercise of rights and remedies under this Section 8.02(e) shall be subject and subordinate in all respects to the terms and provisions of the Freddie Mac Requirements. Freddie Mac shall be an express third party beneficiary of this Section 8.02(e) and shall be entitled to rely upon this Section 8.02(e) in all respects.
Section 8.03.    Collection Account; Application of Proceeds.
(a)Collection Account. Prior to the Closing Date, the Borrower and the Lender shall have established at Bank, in the name of the Lender a non-interest bearing segregated special purpose trust account (such account being herein called the “Collection Account”). The Borrower will maintain the Collection Account only with a bank acceptable to the Lender. Upon a default hereunder, the Borrower shall deposit all Collections (other than the Freddie Mac Minimum Servicing Compensation and Excluded Collateral) by it into the Collection Account within two (2) Business Days of receipt thereof. To the extent at any time, Borrower deposits Freddie Mac Minimum Servicing Compensation or Excluded Collateral into the Collection Account, Borrower shall be entitled to withdraw such Freddie Mac Minimum Servicing Compensation or Excluded Collateral from the Collection Account.
(b)Distributions Prior to an Event of Default. So long as no Event of Default has occurred and is continuing hereunder, the Borrower may withdraw amounts on deposit in the Collection Account at any time.
(c)Distributions After an Event of Default. The Lender may, at any time and without notice to, or consent from, the Borrower, transfer, or direct the transfer of, funds from the Collection Account (other than the Freddie Mac Minimum Servicing Compensation and Excluded Collateral deposited by Borrower in the Collection Account) to satisfy the Borrower’s obligations under the Facility Documents if an Event of Default shall have occurred and be continuing. On each Business Day during which an Event of Default has occurred and is continuing hereunder, the Lender shall apply Collections in the following order:
(i)to pay to the Lender, any fees due pursuant to the terms hereof;
(ii)to pay to the Lender or any Indemnified Party an amount equal to any other amounts (including the Outstanding Aggregate Loan Amount) then due to such Persons pursuant to this Agreement that have not been paid by the Borrower (and to the extent that there are insufficient funds to pay all of the foregoing amounts, such amount shall be distributed to the foregoing parties, pro rata in accordance with the amounts due to such parties); and
(iii)to pay any remaining amounts to the Borrower by transferring such amount to the account specified in writing by the Borrower.
(d)Freddie Mac shall be an express third party beneficiary of Sections 8.03(a) and 8.03(b) and shall be entitled to rely upon this Section 8.02(d) in all respects.
ARTICLE IX
ASSIGNMENT
Section 9.01.    Restrictions on Assignments. The Borrower shall not assign its rights hereunder or any interest herein without the prior written consent of the Lender. Upon notice to the Borrower, the Lender may assign any or all of its rights and obligations under this Agreement, under any Loan pursuant to this Agreement or under the other Facility Documents, to any other entity, unless such assignment is prohibited by any Agency; provided, however, the Lender may not assign any or all of its rights and obligations under this Agreement to any Person identified on Schedule 9.01 hereto.
Section 9.02.    Evidence of Assignment; Endorsement on Note. The Lender hereby agrees that it shall, endorse the Note to reflect any assignments made pursuant to this Article IX or otherwise.
Section 9.03.    Rights of Assignee. Upon the assignment the Lender of all of its rights and obligations hereunder, under the Note and under the other Facility Documents to an assignee in accordance with Section 9.01, such assignee shall have all such rights and obligations of the Lender as set forth in such assignment or delegation, as applicable, and all references to the Lender in this Agreement or any Facility Document shall be deemed to apply to such assignee to the extent of such interest. If any interest in any Facility Document is transferred to any assignee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such assignee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.02.
Section 9.04.    Permitted Participants; Effect. Subject to the terms and conditions of any Acknowledgment Agreement, the Lender may, in the ordinary course of its business and in accordance with applicable law, at any time (and from time to time) sell to one or more banks or other entities (each a “Participant”) participating interests in any Loan owing to the Lender, any Note held by the Lender, any Available Facility Amount of the Lender, or any other interest of the Lender under this Agreement or the other Facility Documents. In the event of any such sale by the Lender of a participating interest to a Participant, (i) the Lender’s obligations hereunder and under the other Facility Documents shall remain unchanged; (ii) the Lender shall remain solely responsible to the Borrower for the performance of such obligations; and (iii) the Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for the purposes under the Facility Documents; provided, that if the Participant is a Foreign Purchaser, the Participant shall provide the Lender with the information necessary to permit the Lender to comply, and the Lender shall comply, with Section 3.02(d) as if the Lender were a Foreign Purchaser. All amounts payable by the Borrower under this Agreement shall be determined as if the

Lender had not sold such participating interests. The Borrower and the Lender shall continue to deal solely and directly with each other in connection with the Lender’s rights and obligations under the Facility Documents.
Section 9.05.    Voting Rights of Participants. The Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Facility Documents other than any amendment, modification, or waiver with respect to any Loan or Available Facility Amount in which such Participant has an interest which forgives principal, interest, or fees or reduces the interest rate or fees payable with respect to any such Loan or Available Facility Amount, postpones any date fixed for any regularly scheduled payment of principal of, or interest or fees on, any such Loan or Available Facility Amount or releases all or substantially all of the Collateral (other than as expressly permitted pursuant to the Facility Documents).
ARTICLE X
INDEMNIFICATION
Section 10.01.    Indemnities by the Borrower. Without limiting any other rights which any such Person may have hereunder or under applicable law, the Borrower hereby agrees to indemnify, the Lender, its Affiliates, successors, permitted transferees and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement, the other Facility Documents, the Freddie Mac Acknowledgment Agreement or any transaction contemplated hereby or thereby excluding, however, (a) Indemnified Amounts to the extent a court of competent jurisdiction determines that they resulted from gross negligence, bad faith or willful misconduct on the part of such Indemnified Party, (b) in the event that the Lender has assigned its rights or delegated its obligations in respect of this Agreement, and the Indemnified Amounts with respect to such assignee exceed the Indemnified Amounts that would otherwise have been payable by the Borrower to the Lender, the amount of such excess, (c) taxes expressly excluded from Taxes in Section 3.02(a) above (other than any such Taxes that are incremental and arise solely by reason of a breach by the Borrower of its obligations under this Agreement), and (d) any lost profits or indirect, exemplary, punitive or consequential damages of any Indemnified Party. In any suit, proceeding or action brought by the Lender in connection with any Collateral for any sum owing thereunder, or to enforce any provisions of any Collateral, the Borrower will save, indemnify and hold the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Borrower. The Borrower also agrees to reimburse the Lender as and when billed by the Lender for all the Lender’s reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or the preservation of the Lender’s rights under this Agreement, the Note, any other Facility Document, the Freddie Mac Acknowledgment Agreement or any transaction contemplated hereby or thereby, including without limitation the fees and disbursements of its counsel. The Borrower hereby acknowledges that, notwithstanding the fact that the Note is secured by the Collateral, the obligation of the Borrower under the Note is a recourse obligation of the Borrower. Under no circumstances shall any Indemnified Party be liable to the Borrower for any lost profits or indirect, exemplary, punitive or consequential damages.
Section 10.02.    General Provisions. If for any reason the indemnification provided above in Section 10.01 (and subject to the limitations on indemnification contained therein) is unavailable to an

Indemnified Party or is insufficient to hold an Indemnified Party harmless on the basis of public policy, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.
The provisions of this Article X shall survive the termination of this Agreement and the payment of the Obligations.
ARTICLE XI
MISCELLANEOUS
Section 11.01.    Amendments, Etc. Subject to the terms and provisions of Section 11.16(u), neither this Agreement nor any provision hereof may be amended, supplemented, or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender.
Section 11.02.    Notices, Etc. Except as provided herein, all notices required or permitted by this Agreement shall be in writing (including without limitation by Electronic Transmission, email or facsimile) and shall be effective and deemed delivered only when received by the party to which it is sent; provided that notices of Events of Default and exercise of remedies or under Section 8.02 shall be sent via overnight mail and by electronic transmission. Any such notice shall be sent to a party at the address, electronic mail or facsimile transmission number set forth on Schedule 11.02 or to such other address, e-mail address or facsimile number as either party may notify to the others in writing from time to time.
Section 11.03.    No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
Section 11.04.    Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender, and their respective successors and assigns, provided, however, that nothing in the foregoing shall be deemed to authorize any assignment not permitted in Section 9.01.
Section 11.05.    GOVERNING LAW; SUBMISSION TO JURISDICTION.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS APPLIES TO THIS AGREEMENT). EACH    PARTY    HERETO    HEREBY    SUBMITS    TO    THE    NON-EXCLUSIVE    GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT IN THE BOROUGH OF MANHATTAN AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.    EACH PARTY HERETO HEREBY

CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, OR ANY DOCUMENT DELIVERED PURSUANT HERETO BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS RESPECTIVE ADDRESS SPECIFIED AT THE TIME FOR NOTICES UNDER THIS AGREEMENT OR TO ANY OTHER ADDRESS OF WHICH IT SHALL HAVE GIVEN WRITTEN OR ELECTRONIC NOTICE TO THE OTHER PARTIES. THE FOREGOING SHALL NOT LIMIT THE ABILITY OF ANY PARTY HERETO TO BRING SUIT IN THE COURTS OF ANY OTHER JURISDICTION.
EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.
Section 11.06.    Entire Agreement. This Agreement, the Facility Documents and the Freddie Mac Acknowledgment Agreement embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understanding relating to the matters provided for herein.
Section 11.07.    Acknowledgment. The Borrower hereby acknowledges that:
(a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Note, the other Facility Documents to which it is a party and the Freddie Mac Acknowledgment Agreement;
(b)the Lender has no fiduciary relationship to the Borrower, and the relationship between the Borrower and the Lender is solely that of debtor and creditor; and
(c)no joint venture exists among or between the Lender and the Borrower.
Section 11.08.    Captions and Cross References. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be.
Section 11.09.    Execution in Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested. The parties agree that this Agreement, any addendum, exhibit or amendment hereto or any other document necessary for the consummation of the transactions contemplated by this Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with E-Sign, UETA and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service with appropriate document access tracking, electronic signature tracking and document retention as may be reasonably chosen by a signatory hereto, including but not limited to DocuSign.
Section 11.10.    Confidentiality. Each party hereto agrees for the benefit of the other party that it will hold any confidential information received from the other party pursuant to this Agreement or any other Facility Document in strict confidence, as long as such information remains confidential except for disclosure to (i) its Affiliates, (ii) its legal counsel, accountants, and other professional advisors or to a permitted assignee or participant, regulatory officials, (iv) any Person as requested pursuant to or as required by law, regulation, legal process, or the rules and regulations of any stock exchange, (v) any Person in connection with any legal proceeding to which it is a party, (vi) rating agencies if requested or required by such agencies in connection with a rating, and (vii) any Agency. The parties agree that this Agreement is confidential information of the Lender. The Lender also agrees that it will comply with all applicable securities laws with respect to any non-public information of the type referenced in the preceding sentence in its possession. This Section 11.10 shall survive termination of this Agreement.
Section 11.11.    Termination; Survival. This Agreement shall remain in effect until the Termination Date; provided, however, that no such termination shall affect Borrower’s Obligations to Lender at the time of such termination. The obligations of the Borrower under Sections 3.02, 10.01 and 11.10 hereof shall survive the repayment of the Loans and the termination of this Agreement. In addition, each representation and warranty made, or deemed to be made by a request for a borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and the Lender shall not be deemed to have waived, by reason of making any Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.
Section 11.12.    Contractual Recognition of Bail-in. Borrower acknowledges and agrees that notwithstanding any other term of this Agreement or any other agreement, arrangement or understanding with Lender, any of Lender’s liabilities, as the Bank of England (or any successor resolution authority) may determine, arising under or in connection with this Agreement may be subject to Bail-In Action and Borrower accepts to be bound by the effect of:
(a)any Bail-In Action in relation to such liability, including (without limitations):
(i)a reduction, in full or in part, of any amount due in respect of any such liability;
(ii)a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, Borrower; and
(iii)a cancellation of any such liability; and
(b)a variation of any term of this Agreement to the extent necessary to give effect to Bail-In Action in relation to any such liability.
Section 11.13.    Contractual Recognition of UK Stay In Resolution.
(a)Where a resolution measure is taken in relation to any BRRD undertaking or any member of the same group as that BRRD undertaking and that BRRD undertaking or any member of the same group as that BRRD undertaking is a party to this Agreement (any such party to this Agreement being an “Affected Party”), each other party to this Agreement agrees that it shall only be entitled to exercise any termination right under this Agreement against the Affected Party to the extent that it would be entitled to do so under the Special Resolution Regime if this Agreement were governed by the laws of any part of the United Kingdom.
(b)For the purpose of this Section 11.13 “resolution measure” means a ‘crisis prevention measure’, ‘crisis management measure’ or ‘recognised third-country resolution action’, each with the meaning given in the “PRA Rulebook: CRR Firms and Non-Authorised Persons: Stay in Resolution Instrument 2015”, as may be amended from time to time (the “PRA Contractual Stay Rules”), provided, however, that ‘crisis prevention measure’ shall be interpreted in the manner outlined in Rule 2.3 of the PRA

Contractual Stay Rules; “BRRD undertaking”, “group”, “Special Resolution Regime” and “termination right” have the respective meanings given in the PRA Contractual Stay Rules.
Section 11.14.    Notice Regarding Client Money Rules.
(a)Lender, as a CRD credit institution (as such term is defined in the rules of the FCA), holds all money received and held by it hereunder as banker and not as trustee. Accordingly, money that is received and held by Lender from Borrower will not be held in accordance with the provisions of the FCA’s Client Asset Sourcebook relating to client money (the “Client Money Rules”) and will not be subject to the statutory trust provided for under the Client Money Rules.
(b)In particular, Lender shall not segregate money received by it from Borrower from Lender money and Lender shall not be liable to account to you for any profits made by Lender use as banker of such cash and upon failure of Lender, the client money distribution rules within the Client Asset Sourcebook (the “Client Money Distribution Rules”) will not apply to these sums and so you will not be entitled to share in any distribution under the Client Money Distribution Rules.
Section 11.15.    USA PATRIOT Act; Sanctions and Anti-Terrorism. Lender hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Improvement and Reauthorization Act, Title III of Pub. L. 109-177 (signed into law March 9, 2009) (the “Act”), it is required to obtain, verify, and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act. Accordingly, Borrower hereby represents and warrants to Lender that:
(a)(i) Neither Borrower, nor the Parent Company nor, to Borrower’s actual knowledge, any director, officer, or employee of Borrower or any of its subsidiaries, or to Borrower’s actual knowledge, any originator of Mortgage Loans related to the Pledged Servicing Rights is named on the list of Specifically Designated Nationals maintained by OFAC or any similar sanctions list issued by OFAC, OFSI, or any other Governmental Authority (collectively, the “Sanctions Lists”) or is located, organized, or resident in a country or territory that is, or whose government is, the target of sanctions imposed by OFAC, OFSI, or any other Governmental Authority; (ii) no Person or Persons on the Sanctions Lists owns, whether individually or in the aggregate, directly or indirectly, a fifty percent or greater interest in or otherwise controls Borrower, Parent Company or, to the Seller’s actual knowledge, any originator; and (iii) to the knowledge of Borrower, Lender is not precluded by any Economic and Trade Sanctions and Anti-Terrorism Laws from entering into this Agreement or any transactions pursuant to this Agreement with Borrower due to the ownership or control by any person or entity of stocks, shares, bonds, debentures, notes, drafts or other securities or obligations of Borrower.
(b)(i) Borrower will not conduct business with or engage in any transaction with any obligor that Borrower knows, after reasonable diligence or after being notified by an originator of Mortgage Loans related to the Pledged Servicing Rights, (x) is named on any of the Sanctions Lists or is located, organized, or resident in a country or territory that is, or whose government currently is, the target of sanctions imposed by OFAC or any other Governmental Authority; (y) is owned fifty percent or more, directly or indirectly, or otherwise controlled, by a Person named on any Sanctions List; (ii) if Borrower obtains actual knowledge, after reasonable due diligence, that any obligor of Mortgage Loans related to the Pledged Servicing Rights is named on any of the Sanctions Lists or that any Person or Persons on the Sanctions Lists owns, whether individually or in the aggregate, directly or indirectly, a fifty percent or greater interest in, or otherwise controls, the obligor, Borrower, or any originator, as applicable, Borrower will give prompt written notice to Lender of such fact or facts; and (iii) Borrower will (x) comply at all times with the requirements of the Economic and Trade Sanctions and Anti-Terrorism Laws applicable to any transactions, dealings or other actions relating to this Agreement and

(y) will, upon Lender’s reasonable request from time to time during the term of this Agreement, deliver a certification confirming its compliance with the covenants set forth in this Section 11.15.
Section 11.16.    Provisions Applicable to Freddie Mac and the Freddie Mac Collateral.
Notwithstanding anything to the contrary in this Agreement or the other Facility Documents, with respect to any Mortgage Loans owned or guaranteed by Freddie Mac, Lender and Borrower acknowledge and agree that:
(a)the Borrower’s right and interest in and to the Freddie Mac Servicing Rights and the Freddie Mac Collateral, may only be pledged by Borrower as applicable, as collateral for the purposes set forth herein, and subject in all respects to the terms and conditions, set forth in the Freddie Mac Requirements;
(b)notwithstanding any terms or provision to the contrary in this Agreement or any of the other Facility Documents, any of the transactions contemplated in this Agreement or the other Facility Documents, or any rights, powers, and remedies and payments in this Agreement or the other Facility Documents are subject and subordinate in all respects to all rights, title, powers, prerogatives security interests and all other interests of Freddie Mac and the terms and provisions of the Freddie Mac Acknowledgment Agreement and the other Freddie Mac Requirements. In addition, whenever in this Agreement there is a requirement of an Agency’s consent, an Agency’s approval, an Agency’s determination, an Agency’s acceptance, or an Agency’s judgment (or Freddie Mac’s consent, Freddie Mac’s approval, Freddie Mac’s determination, Freddie Mac’s acceptance or Freddie Mac’s judgment) or any other phrase of similar nature pertaining to an action required of an Agency or Freddie Mac, it is understood by such phrase that Freddie Mac shall exercise the granting or withholding of its consent, approval, determination, acceptance, right or judgment in its sole and absolute discretion;
(c)to the extent that any conflict necessarily exists or shall be adjudged to exist between the terms and provisions of this Agreement or any other Facility Document and those of the Freddie Mac Requirements solely with respect to the relationship and agreements between Borrower, and/or Lender on the one hand, and Freddie Mac, on the other hand, the terms and provisions of the applicable Freddie Mac Requirements shall govern and control;
(d)with respect to any Person other than Borrower and Freddie Mac and, to the extent of the security interest set forth in Section 4.01, of Lender, no other Person has any interest in the Freddie Mac Servicing Rights, the Freddie Mac Collateral or the Freddie Mac Servicing Contract;
(e)[reserved];
(f)subject and subordinate in all respects to (i) the terms and provisions of the (A) Freddie Mac Acknowledgment Agreement and (B) Freddie Mac Pledge and Security Agreement and (ii) the first priority security interest of Freddie Mac in the Freddie Mac Collateral, any funds received by Lender in connection with Lender’s exercise of its rights and remedies with respect to the Freddie Mac Collateral will be applied first to reduce the amount owed to Freddie Mac in accordance with the terms and provisions of the Freddie Mac Acknowledgment Agreement and Freddie Mac Pledge and Security Agreement, second in respect of the Obligations by Borrower and third only after such amounts have been indefeasibly paid in full, to reduce the amount owed in respect of the Obligations by any other Person;
(g)the Lender is not a third party beneficiary of the Freddie Mac Servicing Contract;
(h)the Lender has no security interest, assignment or any other form of pledge, security interest or lien in any collateral other than the Freddie Mac Collateral expressly set forth in Section 4.01 of this

Agreement which is subject and subordinate in all respects to the Freddie Mac Requirements and the first priority security interest of Freddie Mac in the Freddie Mac Collateral;
(i)other than an Intercreditor Agreement, the Lender has no agreement or arrangement with any Third Party Lender Secured Party concerning the financing contemplated under this Agreement relating to Freddie Mac, the Freddie Mac Servicing Contract and/or Freddie Mac Servicing Contract Rights or any financing by any Third Party Lender Secured Party in favor of Borrower (“Third Party Lender Secured Financing”), and the Lender covenants not to enter into any agreement or arrangement other than an Intercreditor Agreement with any Third Party Lender Secured Party concerning the financing contemplated under this Agreement or any Third Party Lender Secured Financing relating to Freddie Mac, the Freddie Mac Servicing Contract and/or the Freddie Mac Servicing Rights or any Third Party Lender Secured Financing;
(j)the Lender has no rights arising under or is a third party beneficiary (in each case either directly or indirectly) under any Third Party Acknowledgment Agreement, and shall not contest, delay, obstruct, hinder or interfere in any way, directly or indirectly, with Freddie Mac’s exercise of its rights pursuant to any Third Party Acknowledgment Agreement or the Freddie Mac Servicing Contract as it relates to any Third Party Acknowledgment Agreement or any Third Party Lender Secured Financing;
(k)the Freddie Mac Servicing Contract, any Freddie Mac Servicing Rights or any Freddie Mac Collateral is not a “security” within the meaning of the UCC;
(l)the rights, interests, powers and prerogatives of Freddie Mac constitute an “adverse claim” relating to a “financial asset” (as defined in Article 8 of the UCC) with respect to any Freddie Mac Servicing Rights, any Freddie Mac Collateral or the Freddie Mac Servicing Contract, and any payments under any such agreement (including without limitation any Freddie Mac Minimum Servicing Compensation);
(m)it is a violation of Freddie Mac’s rights for Lender or any other Person (other than Freddie Mac) to sell, assign or attempt to sell or assign the Freddie Mac Servicing Contract, any Freddie Mac Servicing Rights, any Freddie Mac Collateral or any other underlying agreement other than as expressly set forth in the Freddie Mac Acknowledgment Agreement and subject to Freddie Mac’s approval or any of the rights, interests, powers or prerogatives of Freddie Mac and Freddie Mac’s first priority interest in the Freddie Mac Collateral;
(n)the Lender expressly waives the right to opt into Article 8 of the UCC such that Lender may not claim protected purchaser status with respect to all or any portion of the Freddie Mac Collateral;
(o)none of the Facility Documents is an obligation of, and is not guaranteed by, Freddie Mac, and Freddie Mac has not approved the Facility Documents;
(p)notwithstanding any extra-contractual meanings given to the terms “mortgage servicing rights”, “MSRs”, “servicing contract rights” or “servicing rights” as such terms are used in this Agreement and the other Facility Documents (i) are used for convenience purposes only as a result of industry and accounting convention and (ii) refer to highly conditional servicing contract rights (as further described in the term “Freddie Mac Servicing Rights”) and such highly conditional servicing contract rights are categorized under the UCC as general intangibles which are held by Borrower and in no event are such intangibles owned by Borrower, and Borrower has no title thereto or the ability to grant a security interest, pledge or assign any title thereto;
(q)notwithstanding anything in this Agreement or any other Facility Document to the contrary, effective as of each Freddie Mac VPC Servicing Transfer Date which occurs pursuant to the provisions of a Freddie Mac VPC Agreement (each such date, a “Freddie Mac Release Date”), and without any payment by Borrower or compliance by Borrower with any other terms and provisions of this Agreement, Lender hereby covenants, represents, and warrants to Freddie Mac, without any further requirement or action by Lender that Lender shall be conclusively deemed to have fully and finally released its lien, charge, security interest, encumbrance, claims, or interests arising out of or relating to (A) the Freddie Mac Servicing Rights subject to the transfer of servicing scheduled to occur on such Freddie Mac VPC Servicing Transfer Date (the “Freddie Mac Removed Servicing Rights”), and (B) the Freddie Mac Acknowledgment Agreement, including without limitation, any right to make claims against Freddie Mac (for itself and for any principal), solely as related to the Freddie Mac Removed Servicing Rights. If requested by Freddie Mac, Lender shall promptly execute or cause to be executed such further documentation in accordance with the terms of the Freddie Mac Acknowledgment Agreement in order to further effectuate the terms and provisions of this Section 11.16(q);
(r)notwithstanding anything in this Agreement to the contrary, no subservicer (other than a Freddie Mac Approved Subservicer pursuant to a Freddie Mac Approved Subservicing Agreement) may: (i) perform the servicing function with respect to the Mortgage Loans for which Borrower is servicer of record for Freddie Mac under the Freddie Mac Servicing Contract; (ii) collect any funds relating to any Mortgage Loans; or (iii) receive any income, commission, compensation or fees as a subservicer or servicer with respect to Mortgage Loans for which Borrower is servicer of record for Freddie Mac under the Freddie Mac Servicing Contract. Any engagement by Borrower of any subservicer or servicer to perform the servicing function with respect to Mortgage Loans for which Borrower is servicer of record for Freddie Mac under the Freddie Mac Servicing Contract, other than a Freddie Mac Approved Subservicer pursuant to a Freddie Mac Approved Subservicing Agreement, shall be void ab initio and of no force and effect. In the event a Freddie Mac Approved Subservicer is no longer a Freddie Mac Approved Subservicer pursuant to a Freddie Mac Approved Subservicing Agreement (a “Freddie Mac Non-Approved Subservicer”) then, as of the date it becomes a Freddie Mac Non-Approved Subservicer, the Freddie Mac Approved Subservicing Agreement shall be deemed terminated (“ Freddie Mac Terminated Approved Subservicing Agreement”) without any further action or notice from Freddie Mac, and any rights or interests claimed by Lender pursuant to the terms and provisions of this Agreement relating to the Freddie Mac Terminated Approved Subservicing Agreement, if any, shall be subject and subordinate in all respects to the terms and provisions of the Freddie Mac Requirements;
(s)the Freddie Mac Servicing Contract and the Freddie Mac Acknowledgment Agreement are neither Facility Documents nor Collateral of Lender.
(t)Freddie Mac shall be an express and intended third party beneficiary of each of Section 4.02(c), Section 4.04(d), Section 8.02(e), Section 8.03(d) and Section 11.01(a) and shall be entitled to rely upon such Sections in all respects, and in no event shall such Sections of this Agreement (including without limitation any defined term contain in any such term or provision). In no event shall (i) Section 4.02(c), Section 4.04(d), Section 8.02(e), Section 8.03(d) and Section 11.01(a) (including without limitation any defined term contained in any such term or provision) be amended without the prior written consent of Freddie Mac or (ii) any other Section of this Agreement be amended except as otherwise permitted pursuant to the terms and provisions of the Freddie Mac Acknowledgment Agreement.
(u)to the extent any of the other terms and provisions of this Agreement or any other Facility Document conflict with the terms and provisions of this Section 11.16, the terms and provisions of this Section 11.16 shall control.
(v)Freddie Mac shall be an express third party beneficiary of this Section 11.16 and shall be entitled to rely upon this Section 11.16 in all respects. This Section 11.16 shall not be amended or modified without the prior written consent of Freddie Mac.

Section 11.17.    Amendment and Restatement Of the Original Agreement; No Novation.
(a)As of the date first written above, the terms and provisions of the Original Agreement as amended and restated shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement.
(b)Notwithstanding the amendment and restatement of the Original Agreement by this Agreement, any amounts owing to the Lender under the Original Agreement shall constitute Obligations owing hereunder. This Agreement is given in substitution for the Original Agreement, and not as payment of the obligations of the Seller thereunder and is in no way intended to constitute a novation of the Original Agreement.
(c)Upon the effectiveness of this Agreement on the date first written above, unless the context otherwise requires, each reference to the Original Agreement in any of the Facility Documents and in each document, instrument or agreement executed and/or delivered in connection therewith shall mean and be a reference to this Agreement. Except as expressly modified as of the date hereof, all of the other Facility Documents shall remain in full force and effect and are hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

NATIONSTAR MORTGAGE LLC, as Borrower
By:
Name:
Title:
BARCLAYS BANK PLC, as Lender

By:
Name:
Title:

SCHEDULE I
DEFINITIONS
1.1 Definitions. As used in this Agreement the following terms have the meanings as indicated:
“Acknowledgment Agreement” means the Freddie Mac Acknowledgment Agreement, the Fannie Mae Acknowledgment Agreement and any other Acknowledgment Agreement, by and among an Agency, the Borrower and the Lender as secured party, pursuant to which the Agency acknowledges the security interest granted pursuant to this Agreement of the Lender in the Servicing Contracts related to pools of mortgage loans securitized with such Agency, together with any amendments and addenda thereto.
“Act” has the meaning assigned thereto in Section 11.15.
“Advance” means any P&I Advance, T&I Advance, Corporate Advance or S&A Advance.
“Advance Rate” has the meaning assigned to it in the Pricing Side Letter.
“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” (together with the correlative meanings of “controlled by” and “under common control with”) means possession, directly or indirectly, of the power (i) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing general partners (or their equivalent) of such Person, or (ii) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, that “Affiliate” of the Borrower shall not include any Person controlled by, or under common control with, the Borrower as a result of being controlled by or under common control with a common Financial Sponsor.
“Agreement” has the meaning set forth in the preamble.
“Agency” means Fannie Mae, Freddie Mac or Ginnie Mae.
“Agency Collateral Account” means the account established by the Borrower for the benefit of an Agency with a bank specified by such Agency.
“Agency Guide” means with respect to (i) Fannie Mae, the Fannie Mae Selling Guide and the Fannie Mae Servicing Guide, as amended from time to time, (ii) Freddie Mac, the Freddie Mac Guide, and (iii) with respect to Ginnie Mae, the Ginnie Mae MBS Guide, and in all cases, any other applicable guides published by such Agency and any related announcements, directives and correspondence issued by such Agency.
“Agency Servicing Rights” means all Servicing Rights with respect to Mortgage Loans owned by any Agency.
“Ancillary Income” means all servicing income which is due and payable in connection with each Mortgage Loan other than the Servicing Fee and specifically including, without limitation, late charge fees, assignment transfer fees, insufficient funds check charges, amortization schedule fees, interest from escrow accounts and all other incidental fees and charges, in each case, to the extent such amounts are allocable to a Mortgage Loan, specifically excluding Excluded Collateral.

“Applicable Law” means as to any Person, any law, treaty, rule or regulation (including the Investment Company Act of 1940, as amended) or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Applicable Margin” has the meaning assigned to it in the Pricing Side Letter.
“Approved Loan Facility” means a loan facility that has been approved by Lender in writing and, to the extent any Agency Servicing Rights are pledged hereunder and the same Agency owns the mortgage loans for which the related servicing rights are pledged under such loan facility, subject to an intercreditor agreement acceptable to the Lender. As of the date of this Agreement, the Approved Loan Facilities are set forth on Schedule II attached hereto.
“Available Facility Amount” has the meaning assigned to it in the Pricing Side Letter.
“Available Loan Amount” means, on any Business Day, an amount equal to the lesser of (i) (a) the then current Available Facility Amount minus (b) the Outstanding Aggregate Loan Amount, and (ii) the Borrowing Base (giving effect to all Collateral to be pledged hereunder on such Business Day).
“Bank” means Wells Fargo Bank, National Association.
“Bail-In Action” means the exercise by the Bank of England (or any successor resolution authority) of any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period and together with any power to terminate and value transactions) under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the United Kingdom relating to the transposition of the European Banking Recovery and Resolution Directive as amended from time to time, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which our obligations (or those of our affiliates) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of ours or any other person.
“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.07.
“Benchmark Replacement” means the sum of:
(1)the alternate benchmark rate that has been selected by Lender giving due consideration to
(a)any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body at such time or
(b)any evolving or then-prevailing market convention for determining a rate of interest for Dollar-denominated syndicated or bilateral credit facilities; and
(2)the Benchmark Replacement Adjustment, provided that, if at any time, the Benchmark Replacement as so determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and any other Facility Document.
“Benchmark Replacement Adjustment” means, for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Lender giving due consideration to the factors set forth in clauses (1)(a) and (1)(b) in the definition of Benchmark Replacement.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of seller requests or repurchase, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Lender decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender decides that adoption of any portion of such market practice is not administratively feasible or if the Lender determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Lender decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the date on which a Benchmark Replacement becomes effective pursuant to Section 2.07.
“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all applicable tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any applicable tenor of such Benchmark, (b) all applicable tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored or that such Benchmark is or will not be in compliance or aligned with the International Organization of Securities Commissions Principals for Financial Benchmarks, (c) Lender determines in its sole discretion that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining such Benchmark, or (d) Lender determines in its sole discretion that the adoption of or any change in any Change in Law or in the interpretation or application thereof shall make it unlawful for Lender to accrue interest based on such Benchmark.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” has the meaning set forth in the preamble.
“Borrower Funding Request” means the request to fund a Loan on any Funding Date, substantially in the form of Exhibit 2.03, delivered in accordance with Section 2.03(a).

“Borrowing Base” means, as of any date of determination, an amount equal to the aggregate Collateral Value of all Collateral for Loans that have been and remain pledged to the Lender hereunder.
“Borrowing Base Deficiency” has the meaning set forth in Section 2.08(b).
“Borrowing Base Report” means the borrowing base report, substantially in a format agreed upon between Borrower and Lender, delivered by the Lender in accordance with Section 2.04(b).
“Borrowing Base Shortfall Day” has the meaning set forth in Section 2.08(b).
“Business Day” means (a) any day other than (i) a Saturday or Sunday or (ii) a day upon which the New York Stock Exchange or the Federal Reserve Bank of New York is closed and (b) with respect to any calculation of Term SOFR, a U.S. Government Securities Business Day.
“Change in Law” means a change in any Applicable Law applicable to the Facility Documents that would have a material adverse effect, as determined by Lender in its sole discretion, on Lender’s exercise of remedies following an Event of Default.
“Change in Control” means, (i) at any time prior to the consummation of the Merger, (a) less than 100% of Borrower’s equity securities are owned, directly or indirectly, by Nationstar Mortgage Holdings Inc. (“NMH”), (b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than one or more Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), of more than the greater of (x) 35% of the then-outstanding voting power of NMH’s voting equity interests and (y) the percentage of the then-outstanding voting power of NMH’s voting equity interests owned, in the aggregate, directly or indirectly, beneficially and of record, by the Permitted Holders, determined after such person’s or group’s most recent acquisition of outstanding voting power of NMH’s voting equity interests; unless the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of NMH’s board of directors, or (c) a sale of all or substantially all of the assets of Borrower; and (ii) at any time upon or after the consummation of the Merger, (a) less than 100% of Borrower’s equity securities are owned, directly or indirectly, by NMH, (b) less than 100% of NMH’s equity securities are owned, directly or indirectly by WMIH, (c) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), of more than the greater of (x) 35% of the then-outstanding voting power of WMIH’s voting equity interests, and (y) the percentage of the then-outstanding voting power of WMIH’s voting equity interests owned, in the aggregate, directly or indirectly, beneficially and of record, by the New Permitted Holders, determined after such person’s or group’s most recent acquisition of outstanding voting power of WMIH’s voting equity interests; unless the New Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of WMIH’s board of directors; or (d) a sale of all or substantially all of the assets of Borrower.
“Closing Date” means the date on which all of the conditions set out in Section 5.01 are satisfied or waived.
“Collateral” has the meaning set forth in Section 4.01.
“Collateral Reporting Date” has the meaning set forth in Section 2.03(b).

“Collateral Value” means, for purposes of determining the value of the Borrowing Base from time to time, with respect to the Eligible Servicing Rights, (i) (a) the Advance Rate for Eligible Servicing Rights, multiplied by (b) the MSR Value of the Eligible Servicing Rights as determined by the Lender in good faith.
“Collection Account” means the account established by Borrower in accordance with Section 8.03(a).
“Collection Account Control Agreement” means that certain Collection Account Control Agreement, to be entered into by and among the Borrower, the Lender and Bank, with respect to the Collection Account, in form and substance acceptable to the Lender and the Borrower, as the same may be amended, modified or supplemented from time to time.
“Collections” means all Servicing Fees (including all Servicing Fees attributable to any subservicing rights) or retained yield that the Borrower as servicer is entitled to receive pursuant to the Servicing Contracts.
“Compliance Certificate” means a certificate substantially in the form of Exhibit 7.01 hereto or other form reasonably acceptable to the Lender.
“Corporate Advance” means, without duplication, collectively, (i) any advance made by the Borrower as servicer pursuant to the Servicing Contracts to inspect, protect, preserve or repair properties that secure defaulted Mortgage Loans or that have been acquired through foreclosure or deed in lieu of foreclosure or other similar action pending disposition thereof, or for similar or related purposes, including, but not limited to, necessary legal fees and costs expended or incurred by the Borrower as servicer in connection with foreclosure, bankruptcy, eviction or litigation actions with or involving Mortgagors on defaulted Mortgage Loans, as well as costs to obtain clear title to such a property, to protect the priority of the lien created by a Mortgage Loan on such a property, and to dispose of properties taken through foreclosure or by deed in lieu thereof or other similar action, (ii) any advance made by the Borrower as servicer pursuant to the Servicing Contracts to foreclose or undertake similar action with respect to a Mortgage Loan, and (iii) any other out of pocket expenses incurred by the Borrower as servicer pursuant to the Servicing Contracts (including, for example, costs and expenses incurred in loss mitigation efforts and in processing assumptions of Mortgage Loans), to the extent such advances are reimbursable pursuant to the Servicing Contracts.
“Custodial File” means with respect to any Mortgage Loan, a file pertaining to such Mortgage Loan being held by the Custodian that contains the mortgage documents pertaining to such Mortgage Loan.
“Custodian” means any financial institution that holds documents for any of the Mortgage Loans on behalf of an Agency.
“Default” means an Event of Default or an Unmatured Event of Default.
“Default Rate” has the meaning assigned to it in the Pricing Side Letter.
“Dollars” means dollars in lawful money of the United States of America.
“Economic and Trade Sanctions and Anti-Terrorism Laws” means any laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, or bribery, all as amended, supplemented or replaced from time to time.

“Electronic File” means any electronic file, in form and substance reasonably acceptable to the Lender and containing the information agreed to between the Borrower and the Lender; delivered by the Borrower to the Lender on a Funding Notice Date or Collateral Reporting Date pursuant to Section 2.03(a) or 2.03(b) and reflecting those Mortgage Loans related to Pledged Servicing Rights as of the close of business on such Funding Notice Date; provided, however, that with regard to the Electronic File delivered in connection with a Collateral Reporting Date, such Electronic File shall reflect information as of the close of business on the last Business Day of the preceding calendar month.
“Eligible Seller” means a Person who sold Mortgage Loans to the Borrower, which Mortgage Loans the Borrower subsequently resold to another party or securitized, and retained the servicing rights and obligations with respect thereto under the Servicing Contracts.
“Eligible Servicing Rights” means, servicing contract rights owned or held, as applicable by Borrower that are either (i) appurtenant to mortgage loans that have been delivered to an Agency for inclusion in a securitization by such Agency, and are serviced by Borrower, (ii) appurtenant to mortgage loans which are currently owned by such Agency in portfolio and for which Borrower is acting as the servicer, (iii) appurtenant to mortgage loans owned by Borrower and not subject to any lien or other encumbrance, which mortgage loans are eligible for pooling with an Agency, or (iv) appurtenant to mortgage loans that are serviced by the Borrower and are either securitized in a non-agency securitization with respect to which the Lender has approved the related PSA or held in whole loan format and either owned by the Borrower or servicing pursuant to a servicing agreement approved by the Lender; provided that all such mortgage loans shall be “qualified mortgages” or otherwise approved by the Lender for inclusion. In addition, all Eligible Servicing Rights must comply with the eligibility criteria set out in Schedule 6.02.
“Event of Default” has the meaning set forth in Section 8.01.
“Excess Servicing Rights” has the meaning set forth in Section 7.02(h).
“Excess Servicing Rights Disposition” has the meaning set forth in Section 7.02(h).
“Excess Yield” has the meaning set forth in the Freddie Mac Acknowledgment Agreement in relation to any Released Excess Yield Mortgage.
“Excess Yield Transaction” means a transaction whereby Borrower sells the Excess Yield to Freddie Mac in exchange for a Stripped Interest Certificate, which may be later sold to an underwriter, as further described in the Freddie Mac Acknowledgment Agreement.
“Excluded Collateral” means all rights, title and interest of the Borrower, whether now owned or held, as applicable or hereafter acquired or held, as applicable, in, to and under (a) its rights to reimbursement for all servicing advances made under the Servicing Contracts (including but not limited to those advances for principal and interest, corporate taxes and insurance), (b) with respect to a Freddie Mac Approved Subservicer, those advances for principal and interest, corporate taxes and insurance or otherwise any reimbursements that may be due to such Freddie Mac Approved Subservicer from Borrower under its respective Freddie Mac Approved Subservicing Agreement, (c)(i) any interest in Servicing Rights, including Excess Servicing Rights, that have been sold, assigned, pledged or otherwise transferred in an Excess Servicing Rights Disposition and (ii) any interest in Excess Yield and the related Stripped Interest Certificate that has been sold, assigned, pledged or otherwise transferred in an Excess Yield Transaction, (d) all monies due or to become due and all amounts received or receivable with respect to the property described in the foregoing clauses (a), (b), (c) and (d) all proceeds (including “proceeds” as defined in the Uniform Commercial Code in effect in all relevant jurisdictions) thereof, together with all rights of the Borrower to enforce its rights to reimbursement in respect of such property.
“Facility” means the loan facility provided to the Borrower by the Lender pursuant to this Agreement.
“Facility Documents” means this Agreement, the Note, the Collection Account Control Agreement, the Servicing Contracts (other than the Freddie Mac Servicing Contract), each Acknowledgment Agreement (other than the Freddie Mac Acknowledgment Agreement), the Global Netting and Security Agreement and all notices, certificates, financing statements and other documents to be executed and delivered by the Borrower in connection with the transactions contemplated by this Agreement, including any intercreditor agreement relating to an Approved Loan Facility.
“Fannie Mae” means The Federal National Mortgage Association, also known as Fannie Mae, or any successor thereto.
“Fannie Mae Acknowledgment Agreement” means the Acknowledgment Agreement, dated on or about June 23, 2023, by and among Fannie Mae, the Borrower and the Lender as secured party, in respect of any Fannie Mae Servicing Rights.
“Fannie Mae Servicing Rights” means all Servicing Rights with respect to mortgage loans serviced by the Borrower for Fannie Mae identified on Schedule III hereto.
“FCA” means the United Kingdom Financial Conduct Authority.
“Financial Sponsor” means any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding and selling investments (including controlling interests) in otherwise unrelated companies that are each distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.
“Floor” has the meaning assigned to it in the Pricing Side Letter.
“Foreign Lender” means any successor or assignee of Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State and Commonwealth thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Freddie Mac” means the Federal Home Loan Mortgage Corporation, any successor or permitted assigns thereto.
“Freddie Mac Acknowledgment Agreement” means the Amended and Restated Acknowledgment Agreement, by and among Freddie Mac, the Borrower and the Lender as secured party, pursuant to which Freddie Mac acknowledges the subordinate pledge of the Collateral under this Agreement to the Lender subject in all respects to the terms and provisions of such Amended and Restated Acknowledgment Agreement and subject in all respects to Freddie Mac’s first priority security interests in the Freddie Mac Collateral, as amended, restated, supplemented or otherwise modified from time to time.
“Freddie Mac Approved Subservicer” means each subservicer approved by Freddie Mac in its sole discretion with respect to the Mortgage Loans serviced by Borrower, as servicer, for Freddie Mac under the Freddie Mac Servicing Contract. For purposes of clarity, the Lender has no approval rights relating to a determination that a subservicer is a Freddie Mac Approved Subservicer.
“Freddie Mac Approved Subservicing Agreement” means any subservicing agreement with a Freddie Mac Approved Subservicer, as the context may require, subject to all respects to Freddie Mac’s consent to such subservicing agreement pursuant to the Freddie Mac Servicing Contract. For purposes of clarity, the Lender has no approval rights relating to any subservicing agreement as to a determination that such agreement is a Freddie Mac Approved Subservicing Agreement.
“Freddie Mac Collateral” has the meaning given such term in the Freddie Mac Acknowledgment Agreement.
“Freddie Mac Guide” means the Freddie Mac Single-Family Seller/Servicer Guide, as it may be amended from time to time.
“Freddie Mac Minimum Servicing Compensation” has the meaning given the term “Minimum Servicing Compensation” in the Freddie Mac Acknowledgment Agreement.
“Freddie Mac Non-Approved Subservicer” has the meaning set forth in Section 11.16(r).
“Freddie Mac Non-Approved Subservicing Agreement” has the meaning set forth in Section 11.16(r).
“Freddie Mac Pledge and Security Agreement” means the Pledge and Security Agreement between Borrower and Freddie Mac dated as of September 29, 2022 as amended, restated, supplemented or otherwise modified from time to time.
“Freddie Mac Release Date” has the meaning set forth in Section 11.16(q).
“Freddie Mac Removed Servicing Rights” has the meaning set forth in Section 11.16(q).
“Freddie Mac Requirements” means all rights, powers, interests, and prerogatives of Freddie Mac in and to the Freddie Mac Servicing Rights arising under the Freddie Mac Servicing Contract, the Freddie Mac Acknowledgment Agreement, the Freddie Mac Pledge and Security Agreement (including, but not limited to, the first priority security interest of Freddie Mac in the Freddie Mac Collateral) or any Freddie Mac VPC Agreement, or any other agreement between the Borrower and Freddie Mac.
“Freddie Mac Servicing Contract” means the unitary, indivisible master servicing contract comprising all the rights, duties, obligations, representations, warranties, covenants and agreements between the Borrower and Freddie Mac, as set forth in the Purchase Documents (as defined in the Freddie Mac Guide). For purposes of clarity, the Freddie Mac Servicing Contract shall be applicable with respect to solely the Mortgage Loans with Seller/Servicer Numbers 152360, 157360, 157386 and 161173.
“Freddie Mac Servicing Rights” means the indivisible, conditional, non-delegable right and obligation of Borrower to perform Servicing (as defined in the Freddie Mac Guide) on behalf of Freddie Mac subject in all respects to the terms and provisions of the Freddie Mac Requirements. For purposes of clarity, the Freddie Mac Servicing Rights in this Agreement shall be applicable with respect to solely the Mortgage Loans with Seller/Servicer Numbers 152360, 157360, 157386 and 161173.
“Freddie Mac Terminated Approved Subservicing Agreement” has the meaning set forth in Section 11.16(r).

“Freddie Mac VPC Agreement” has the meaning given to the term VPC Agreement in the Freddie Mac Acknowledgment Agreement.
“Freddie Mac VPC Servicing Transfer Date” has the meaning given to the term Servicing Transfer Date” in a Freddie Mac VPC Agreement.
“Funding Date” means the date of any Loan advance hereunder as provided in Section 2.03 hereof.
“Funding Notice Date” means the date on which the Borrower shall deliver a Borrower Funding Request, which shall be (i) at least one (1) Business Day prior to the date which the Borrower has requested as a Funding Date as provided therein, or (ii) if a Borrower Funding Request relates to new Collateral, at least five (5) Business Days prior to the date which the Borrower has requested as a Funding Date as provided therein.
“GAAP” means United States Generally Accepted Accounting Principles inclusive of, but not limited to, applicable statements of Financial Accounting Standards issued by the Financial Accounting Standards Board, its predecessors and successors and SEC Staff Accounting Guidance as in effect from time to time applied on a consistent basis.
“Ginnie Mae” means The Government National Mortgage Association, also known as Ginnie Mae, or any successor thereto.
“Global Netting and Security Agreement” means that certain Amended and Restated Global Netting and Security Agreement, dated as of May 17, 2013, by and among the Borrower, Barclays Capital Inc. and the Lender, as amended, supplemented, restated or otherwise modified from time to time.
“Governmental Action” means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Legal Requirement.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any municipality and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government having jurisdiction over Borrower, any of its Subsidiaries or any of their Property.
“HUD” means the United States Department of Housing and Urban Development, or any successor thereto.
“Indebtedness” means, with respect to any Person as of any date of determination: (i) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (ii) obligations to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable and paid within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (iii) indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (iv) obligations (contingent or otherwise) in respect of letters of credit or similar instruments issued for account of such Person; (v) capital lease obligations; (vi) payment obligations under repurchase agreements, single seller financing facilities, warehouse facilities and other lines of credit; (vii) indebtedness of others guaranteed on a recourse or partial recourse basis by such Person; (viii) all obligations incurred in connection with the acquisition or carrying of fixed assets; (ix) indebtedness of general partnerships of which such Person is a general partner; and (x) any other known or contingent liabilities of such Person.
“Indemnified Amounts” has the meaning set forth in Section 10.01.
“Indemnified Party” has the meaning set forth in Section 10.01.
“Initial Borrower Funding Request” means the request to fund the Loan on the Initial Funding Date, substantially in the form of Exhibit 2.03, delivered in accordance with Section 2.03(a), that is current as of the end of the previous calendar month.
“Initial Borrowing Base Report” means the borrowing base report, substantially in the form agreed to between the Borrower and the Lender, delivered by the Lender in accordance with Section 2.04(a) based on the initial Electronic File.
“Initial Funding Date” means the Funding Date on which the first Loan is made pursuant to this Agreement, as specified in the Initial Borrower Funding Request.
“Insolvency Law” means any bankruptcy, reorganization, moratorium, delinquency, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction in effect at any time during the term of this Agreement.”
“Intercreditor Agreement” has the meaning given such term in the Freddie Mac Acknowledgment Agreement.
“Interest Period” means, for any Loan, (i) an initial period beginning on the Funding Date for such Loan and ending on the last day of the calendar month in which such Funding Date occurs; and (ii) subsequent consecutive periods thereafter, beginning on the first day of each subsequent calendar month and ending on the earlier of (x) the last day of the same calendar month in which such Interest Period began and (y) the date on which the amount of all Obligations have been reduced to zero.
“Interest Rate” means, with respect to all Loans, the sum of (i) the greater of (a) the Benchmark and (b) the Floor plus (ii) the Applicable Margin.
“Investment Company Act” means the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.
“Lender” means Barclays Bank PLC.
“Lien” means with respect to any property or asset of any Person (i) any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind in respect of such property or asset or (ii) the interest of a vendor or lessor arising out of the acquisition of or agreement to acquire such property or asset under any conditional sale agreement, lease purchase agreement or other title retention agreement, and in each case, other than an Agency’s rights and interests in the related Agency Servicing Rights.
“Loans” has the meaning set forth in Section 2.01.
“Margin Call” has the meaning set forth in Section 2.08.
“Master Agreements” has the meaning provided in the Fannie Mae Guides.

“Master Repurchase Agreement” means that certain Second Amended and Restated Master Repurchase Agreement, dated as of January 29, 2016, by and between Borrower, as seller and Lender, as purchaser and agent, as the same shall be amended, supplemented or otherwise modified from time to time.
“Material Adverse Effect” means a material adverse effect on (i) the property, business, operations or financial condition of Borrower and its Parent Company and Subsidiaries taken as a whole, (ii) the ability of Borrower to perform its obligations under any of the Facility Documents to which it is a party, (iii) the validity or enforceability of any of the Facility Documents, (iv) the rights and remedies of Lender under any of the Facility Documents, (v) the timely repayment of any Loan or payment of other amounts payable in connection therewith, or (vi) the validity, perfection, priority or enforceability of Lender’s security interest in the Collateral.
“Maturity Date” means the earlier of (i) September 30, 2025 and (ii) the date an Acknowledgment Agreement expires.
“MBS” means mortgage backed security.
“MBS Trust” means any of the trusts or trust estates in which the Mortgage Loans being serviced by the Borrower pursuant to the Servicing Contracts are held by the related MBS Trustee.
“MBS Trustee” means a trustee or indenture trustee for an MBS Trust.
“Merger” means the occurrence of a merger of Wand Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of WMIH, with and into NMH, with NMH continuing as the surviving corporation and a wholly-owned subsidiary of WMIH.
“Monthly Settlement Date” means the twentieth (20th) day of each calendar month (or, if such day is not a Business Day, the following Business Day), commencing April, 2023.
“Mortgage” means a mortgage, mortgage deed, deed of trust, or other instrument creating a first lien on or first priority security interest in an estate in fee simple in real property securing a Mortgage Note including any riders, assumption agreements or modifications relating thereto.
“Mortgage File” means, with respect to any Mortgage Loan, a file or files pertaining to such Mortgage Loan that contains the mortgage documents pertaining to such Mortgage Loan including any mortgage documents pertaining to such Mortgage Loan required by the Agency Guides.
“Mortgage Loan” means the mortgage loans listed on the Relevant Electronic File (as provided to the Lender pursuant to Section 2.03(a) or 2.03(b)).
“Mortgage Loan Participation Purchase and Sale Agreement” means that certain Mortgage Loan Participation Purchase and Sale Agreement, dated as of March 25, 2011, between Borrower and Lender, as the same may be amended, modified or supplemented from time to time.
“Mortgage Note” means the note or other evidence of indebtedness of a Mortgagor secured by a Mortgage pertaining to a Mortgage Loan.
“Mortgage Selling and Servicing Contract” means that certain Mortgage Selling and Servicing Contract between Borrower and Fannie Mae, as amended, modified, supplemented or assigned and in effect on the date hereof.
“Mortgagor” means the obligor on a Mortgage Note.

“MSR Value” means, with respect to (i) any Eligible Servicing Right included in the Borrowing Base the value ascribed to such asset by the Lender in its sole good faith discretion, taking into account any outstanding obligations owed by Borrower to an Agency, as applicable, as marked to market as often as daily, (ii) a Servicing Right which is not an Eligible Servicing Right included in the Borrowing Base or deemed by Lender as ineligible or otherwise uncollectible, zero. The Lender’s determination of MSR Value shall be conclusive upon the parties, absent bad faith or manifest error on the part of the Lender. The Borrower acknowledges that the Lender’s determination of MSR Value is for the limited purpose of determining Collateral Value for lending purposes hereunder without the ability to perform customary purchaser’s due diligence and is not necessarily equivalent to a determination of the fair market value of the Eligible Servicing Rights achieved by obtaining competing bids in an orderly market in which the Borrower is not in default under a revolving debt facility and the bidders have adequate opportunity to perform customary loan and servicing and subservicing due diligence. For the purpose of determining the related MSR Value, the Lender shall have the right to use either the Borrower’s valuation of the Eligible Servicing Rights delivered pursuant to Section 2.04 herein or the Lender’s valuation, or both. Subsequently, Lender shall have the right to reasonably request at any time from Borrower, an updated valuation for each Eligible Servicing Right, in a form acceptable to Lender in its sole discretion; provided that the Lender shall not be obligated to rely on either valuation and shall have the right to determine the MSR Value of the Eligible Servicing Rights at any time in its sole discretion.
“New Permitted Holders” shall mean KKR & Co. LLP, management of WMIH, KKR & Co. LLP controlled investment affiliates and any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with KKR & Co. LLP (but, in each case, excluding any “portfolio company” (as such term is customarily used in the private equity business) of KKR & Co. LLP). For purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.
“Non-Usage Fee” has the meaning assigned to it in the Pricing Side Letter.
“Note” means the promissory note of the Borrower issued to the Lender, in substantially the form of Exhibit 2.02(a), as amended from time to time, and any replacement thereof or substitution therefor.
“Obligations” means the Outstanding Aggregate Loan Amount, all accrued and unpaid interest thereon and all other amounts payable by the Borrower to the Lender pursuant to this Agreement, the Note or any other Facility Document.
“OFAC” means the Office of Foreign Assets Control of the United States Department of Treasury.
“OFSI” means the Office of Financial Sanctions Implementation of the United Kingdom’s HM Treasury.
“Opinion of Counsel” means a written opinion of counsel, reasonably acceptable to each Person to whom such opinion is addressed.
“Other Taxes” has the meaning set forth in Section 3.02.
“Outstanding Aggregate Loan Amount” means, at any time, the greater of (i) the aggregate principal amount of the Loans funded by the Lender, minus the aggregate amount of payments received by the Lender prior to such time and applied to reduce the principal amount of the Loans, or (ii) $~~225,000,000~~285,000,000.
“P&I Advance” means any advance disbursed by the Borrower as servicer pursuant to any Servicing Contract of delinquent interest and/or principal on the related Mortgage Loans.
“Parent Company” means a corporation or other entity owning at least 50% of the outstanding shares of voting stock of Borrower.
“Partial Release (Excess Yield)” has the meaning set forth in the Freddie Mac Acknowledgment Agreement.
“Participant” has the meaning set forth in Section 9.04.
“Person” means any individual, corporation, estate, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, business trust, trust, unincorporated organization, government or any agency or political subdivision thereof, or other entity of a similar nature.
“Pledged Servicing Rights” means any Eligible Servicing Rights with respect to which a security interest has been granted to the Lender pursuant to this Agreement (it being understood that, only Servicing Rights identified by pool number in the Electronic Files will be pledged) and with respect to which such security interest has not been released.
“Pool” means a group of Mortgage Loans, which are the security for a mortgage-backed security issued or guaranteed by an Agency.
“Prepayment Notice” means a notice substantially in the form of Exhibit 2.08(b).
“Pricing Side Letter” means that certain Fourth Amended and Restated Loan and Security Agreement Pricing Side Letter, dated as of the date hereof, between the Borrower and the Lender, entered into in connection with this Agreement, as the same may be amended, modified or supplemented from time to time.
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
“PSA” means a pooling and servicing agreement or similar agreement related to a non-agency securitization.
“Recourse Servicing Obligations” means with respect to any mortgage loan, (i) any obligation or liability (actual or contingent) of the servicer or subservicer in respect of such Mortgage Loan to indemnify the relevant Agency for any losses incurred in respect of any Mortgage Loan that was determined at the time of sale to have been ineligible for sale to the applicable Agency due to a breach of one or more representations and warranties but accepted for purchase subject to any waiver and indemnity obligations, or (ii) any other obligations described from time to time as being sold “with recourse” as such term (or terms of similar meaning) are defined in the relevant Agency Guide, as amended or supplemented from time to time, and any successor publications thereto having the same general contents and purpose.
“Related Escrow Account Balances” means the balance, on the related Funding Date, of any escrow or impound accounts maintained by the Borrower which relate to any Mortgage Loan, including, without limitation, items escrowed for mortgage insurance, property taxes (either real or personal), hazard insurance, flood insurance, ground rents, or any other escrow or impound items required by any

Mortgage Note or Mortgage, reduced by any unpaid real estate taxes or insurance premiums required to be paid by the Borrower, with respect to which amounts have been escrowed by the related Mortgagor.
“Related Principal and Interest Custodial Accounts” means all principal and interest custodial accounts maintained by the Borrower that relate to any Mortgage Loan or Pool.
“Released Excess Yield Mortgages” means all Mortgage Loans subject to a Partial Release (Excess Yield) and listed on a schedule thereto (as the same may be updated from time to time in connection with an Excess Yield Transaction).
“Relevant Electronic File” means, on any Business Day, the most recently delivered Electronic File that was delivered in accordance with Section 2.03(a) or 2.03(b) and relates to Eligible Servicing Rights that constitute Collateral hereunder.
“Repayment Notice” means a notice substantially in the form of Exhibit 2.08(a).
“Requirements of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, certificate of limited partnership, limited partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and retail installment sales acts).
“Responsible Officer” means (i) with respect to the Borrower, the chief executive officer, president, chief financial officer, treasurer, assistant vice president, assistant treasurer, secretary or assistant secretary of the Borrower, or any other officer having substantially the same authority and responsibility; provided, that with respect specifically to the obligations of the Borrower set forth in Section 7.01(h) hereof, only the chief financial officer, treasurer, assistant treasurer, or comptroller of the Borrower shall be deemed to be a Responsible Officer; and (ii) with respect to the Lender, a lending officer charged with responsibility for the day to day management of the relationship of such institution with the Borrower.
“Restricted Payment” means with respect to any Person, collectively, all dividends or other distributions of any nature (cash, securities, assets or otherwise), and all payments, by virtue of redemption or otherwise, on any class of equity securities (including, warrants, options or rights therefor) issued by such Person, which may hereafter be authorized or outstanding and any distribution in respect of any of the foregoing, whether directly or indirectly other than payments made in the ordinary course solely for the purpose of originating, servicing, subservicing and/or administrating Mortgage Loans.
“Sanctions Lists” shall have the meaning ascribed thereto in Section 11.15.
“S&A Advance” means (i) any amount paid by the Borrower to an Agency to repurchase a Mortgage Loan previously sold by the Borrower to such Agency due to an ineligibility of such Mortgage Loan for sale for such Agency, and (ii) any amount required to be paid by the Borrower to an Agency or an MBS Trust as a result of an overstated principal balance by an Eligible Seller with respect to a Mortgage Loan sold by such Eligible Seller to the Borrower and further conveyed by the Borrower to such Agency or an MBS Trust, in respect of either of which the Borrower has a valid and enforceable contractual claim against an Eligible Seller who had sold such Mortgage Loan to the Borrower to repurchase such Mortgage Loan from the Borrower for at least the same amount paid by the Borrower to such Agency or an MBS Trust to repurchase such Mortgage Loan.

“Schedules of Mortgages” has the meaning provided in the Agency Guides.
“Servicing Contracts” means for the Pledged Servicing Rights and (i) with respect to the Fannie Mae Servicing Rights, the Mortgage Selling and Servicing Contracts between the Borrower and Fannie Mae, the applicable Master Agreements between the Borrower and Fannie Mae, and the applicable Schedules of Mortgages (Form 2005), in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time, (ii) with respect to solely those Mortgage Loans with Seller/Servicer Numbers 152360, 157360, 157386 and 161173, the Freddie Mac Servicing Contract between the Borrower and Freddie Mac, as may be amended and restated, supplemented or otherwise modified from time to time, (iii) with respect to all Ginnie Mae Pools, the Ginnie Mae guaranty agreement between the Borrower and Ginnie Mae and, (iv) with respect to non-agency Mortgage Loans, the related PSA, but solely to the extent the foregoing relates to the Pledged Servicing Rights.
“Servicing Fee” means the total amount of the fee payable to the Borrower as compensation for servicing and administering the Mortgage Loans.
“Servicing Rights” means with respect to each Mortgage Loan, all the Borrower’s right, title and interest in, to and under the related Servicing Contracts, whether now or hereafter existing, acquired or created, whether or not yet accrued, earned, due or payable, as well as all other present and future right and interest under such Servicing Contracts, including, without limitation, the right (i) to receive the Servicing Fee income payable after the related Funding Date (including without limitation, any Uncollected Fees), (ii) any and all Ancillary Income received after the related Funding Date, (iii) to hold and administer the Related Escrow Account Balances, (iv) to hold and administer, in accordance with the applicable Agency Guides or Purchase documents, as applicable, the Related Principal and Interest Custodial Account, the Custodial File, and the Mortgage File arising from or connected to the servicing or subservicing of such Mortgage Loan under this Agreement and (v) all proceeds, income, profits, rents and products of any of the foregoing including, without limitation, all of the Borrower’s rights to proceeds of any sale or other disposition of the Servicing Rights, but with respect to clauses (i) - (iv) above, specifically excluding any Excluded Collateral.
“SOFR” means, with respect to any day, the secured overnight financing rate published for such day by the SOFR Administrator on the SOFR Administrator’s website, currently at http://www.newyorkfed.org, or any successor source identified by the SOFR Administrator from time to time.
“SOFR Administrator” means the Federal Reserve Bank of New York, as administrator of SOFR (or a successor administrator).
“Stripped Interest Certificate” has the meaning set forth in the Freddie Mac Acknowledgment Agreement in relation to any Released Excess Yield Mortgage.
“Subsidiary” means a corporation of which a Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.
“T&I Advance” means an advance made by the Borrower as servicer with respect to a Mortgage Loan pursuant to the servicer’s obligation to do so under any Servicing Contract of real estate taxes and assessments, or of hazard, flood or primary mortgage insurance premiums, required to be paid by the related Mortgagor under the terms of the related Mortgage Loan.
“Taxes” has the meaning set forth in Section 3.02.

“Term SOFR” means, with respect to any date of determination, the forward-looking term rate based on SOFR, for a corresponding tenor of one month, as of two (2) Business Days prior to the first day of the corresponding Interest Period containing such date of determination, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any such date Term SOFR has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then Term SOFR will be the Term SOFR as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such determination date.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (or any successor administrator of a forward-looking term rate based on SOFR rate approved by Lender in its sole discretion).
“Third Party Lender Agreement” has the meaning given such term in the Freddie Mac Acknowledgment Agreement.
“Third Party Lender Secured Financing” has the meaning set forth in Section 11.15(k).
“Third Party Lender Secured Party” has the meaning given such term in the Freddie Mac Acknowledgment Agreement.
“Termination Date” means the earlier of the day on which the Facility is terminated pursuant to Section 8.02(a) or Section 8.02(b).
“UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Purchased Items is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.
“Uncollected Fees” means with respect to any Mortgage Loan, any accrued late charges, NSF fees, assumption fees, and other fees charged to Mortgagors in connection with the servicing or subservicing of such Mortgage Loan which have not been collected by the Borrower as of the related Funding Date.
“Unmatured Event of Default” means any event that, with the giving of notice or lapse of time, or both, would become an Event of Default.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the U.S. Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“WMIH” means WMIH Corp., a Delaware corporation.

SCHEDULE II
APPROVED LOAN FACILITIES
Amended and Restated Loan and Security Agreement, dated as of April 3, 2023, between the Borrower, as borrower and Citibank, N.A., as lender.

Loan and Security Agreement, dated as of April 3, 2023, by and among the Borrower, as borrower and JPMorgan Chase Bank, National Association, as the initial lender and as administrative agent.

Credit Agreement, dated on or about June 23, 2023, by and among the Borrower, as borrower, and Goldman Sachs Bank USA, as administrative agent, and the lenders party thereto from time to time.

SCHEDULE III

DESCRIPTION OF SUBJECT MORTGAGES (FANNIE)

[File name to be added]

SCHEDULE 5.01

CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT

(a)This Agreement duly executed by the parties hereto;

(b)The Note duly executed by the Borrower;

(c)The Collection Account Control Agreement duly executed by the Borrower, the Lender and Bank;

(d)An amendment to the Global Netting and Security Agreement duly executed by the Borrower, the Lender and Barclays Capital, Inc., for the purpose of referencing this Agreement thereunder;

(e)A filed UCC1 financing statement;

(f)An Acknowledgment Agreement from each Agency with respect to which the related Servicing Rights will be pledged under the Agreement and consents from all third parties, including warehouse lenders, as needed;

(g)A certificate of a secretary or assistant secretary of the Borrower, certifying the names and true signatures of the persons authorized on the Borrower’s behalf to sign, as applicable, this Agreement, the Note and the other Facility Documents to be delivered by the Borrower in connection herewith;

(h)A certificate of a Responsible Officer of the Borrower, certifying as to the accuracy and completeness of each of the representations and warranties contained in each Facility Document to which the Borrower is a party (except for representations and warranties made in respect of specific mortgage loans) and as to the absence of Default under such Facility Documents to which the Borrower is a party as of the Closing Date;

(i)Receipt of copies of all Servicing Contracts; financial information, MSR valuations and electronic files required to provided or reasonably requested by Lender;

(j)Resolutions, good standing certificate, certificate of incorporation, bylaws and incumbency certificate of the Borrower, all certified by the secretary of the Borrower; and

(k)An Opinion of Counsel, delivered by outside counsel acceptable to the Lender in its reasonable discretion, opining as to: New York enforceability, non-contravention with applicable law, security interest creation, perfection and priority and the Investment Company Act of 1940.

(l)An Opinion of Counsel, delivered by in-house counsel to Borrower, opining as to: corporate matters, non-contravention with agreements and organizational documents and no material litigation.

(m)A certificate of a Responsible Officer of the Borrower, certifying as to (a) a description of all outstanding repurchase and indemnity claims with respect to the Pledged Servicing Rights, (b) all outstanding amounts owed to each Agency but not yet paid pursuant to any outstanding repurchase and indemnity claims, and (c) all claims or compensatory fees paid by Borrower to each Agency that have not been reimbursed from a predecessor originator or servicer.

SCHEDULE 5.02

CONDITIONS PRECEDENT TO EACH LOAN

(a)The Lender shall have received a duly executed copy of the Borrower Funding Request for such Loan in accordance with Section 2.03;

(b)The making of such Loan, and the application of the proceeds thereof, shall not result in the Outstanding Aggregate Loan Amount exceeding the Available Facility Amount;

(c)The making of such Loan, and the application of the proceeds thereof, shall not result in a Borrowing Base Deficiency;

(d)On the applicable Funding Date, the following statements shall be true (and the Borrower by delivering such Borrower Funding Request shall be deemed to have certified that):

(i)the representations and warranties set forth in Article VI are true and correct in all material respects (except for on the Closing Date, in which case the representations and warranties are true and correct on the Closing Date) on and as of such day as though made on and as of such day and shall be deemed to have been made on such day (except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case, such representation or warranty shall have true and correct as of such date);

(ii)the Borrower is in compliance with all covenants set forth in Article VII;

(iii)all conditions precedent to the making of such Loan have been satisfied;

(iv)no Default or Event of Default has occurred and is continuing, or would result from such Loans;

(v)all of the Servicing Rights included in the most recently delivered Electronic File are Eligible Servicing Rights, except for any non-qualifying Servicing Rights listed as such therein, and all Recourse Servicing Obligations have been identified as such in a schedule attached to such Electronic File;

(e)The Lender shall have received (i) with respect to the Initial Borrower Funding Request, the initial Electronic File; and (ii) with respect to any subsequent Borrower Funding Request, a subsequent Electronic File on or prior to time required by Section 2.03;

(f)All Facility Documents and the Freddie Mac Acknowledgment Agreement shall continue to be in full force and effect in all material respect;

(g)Lender shall have received any Non-Usage Fee then due and owing pursuant to Section 3 of the Pricing Side Letter in immediately available funds, and without deduction, set-off or counterclaim; and

(h)If any all of the Servicing Rights included in the most recently delivered Electronic File is a Fannie Mae Servicing Right, the Lender shall have received a duly executed copy of the Fannie Mae Acknowledgment Agreement.

SCHEDULE 6.02

ELIGIBILITY CRITERIA WITH RESPECT TO THE SERVICING RIGHTS

1.All owned or held, as applicable, Servicing Rights for Mortgage Loans serviced by the Borrower on behalf of any Agency, provided that such Servicing Rights are free and clear of any Liens, subject to the terms and provisions of the Freddie Mac Requirements and such other Agency’s interest in such Servicing Rights pursuant to an Acknowledgment Agreement acceptable in form and substance to the Lender, and provided, further, with respect to Servicing Rights serviced on behalf of Ginnie Mae, the Borrower must pledge 100% of the Servicing Rights related to all Mortgage Loans serviced on behalf of Ginnie Mae.

2.All owned Servicing Rights for Mortgage Loans serviced by the Borrower on behalf of an MBS Trust; provided that such Servicing Rights are free and clear of any Liens, and provided further than the Lender has approved the PSA related to such Servicing Rights.

SCHEDULE 7.01(s)
MONTHLY MSR COLLATERAL REPORT
Form provided to the parties separately.

SCHEDULE 9.01
LIMITATIONS ON ASSIGNMENT
Lender may not assign its rights or obligations under this agreement to any of the following Persons: N/A.

SCHEDULE 11.02
NOTICES

If to the Borrower:
Nationstar Mortgage LLC
8950 Cypress Waters Boulevard Coppell, Texas 75019
Attention: Lola Akibola Telephone Number: 214.687.4012
E-mail: lola.akibola@mrcooper.com
With a copy to:
Nationstar Mortgage LLC
8950 Cypress Waters Boulevard Coppell, Texas 75019
Attention: General Counsel Telephone Number: 201.424.2244
E-mail: Carlos.Pelayo@mrcooper.com
if to Lender:
Barclays Bank PLC – Mortgage Finance
745 Seventh Avenue, 2nd Floor
New York, New York 10019
Attention: US Residential Financing
Telephone: (212) 412-7990
E-mail: USResiFinancingCore@barclays.com; RMBSbanking@barclayscapital.com
With a copy to:
Barclays Bank PLC – Legal Department 745 Seventh Avenue, 20th Floor
New York, New York 10019
Telephone: (212) 412-1494
E-mail: SPLegalNotices@barclays.com

EXHIBIT 2.02(a)

FORM OF PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS. THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS AND PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

[    ]                                    April 3, 2023

New York, New York

FOR VALUE RECEIVED, Nationstar Mortgage LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to the order of BARCLAYS BANK PLC (the “Lender”), at the principal office of the Lender at 745 Seventh Avenue, 2nd Floor, New York, New York 10019, in lawful money of the United States, and in immediately available funds, the principal sum of [    ] (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Loan Agreement, as hereinafter defined), on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

The date, amount and interest rate of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Loan Agreement or hereunder in respect of the Loans made by the Lender.

This Note is the Note referred to in the Amended and Restated Loan and Security Agreement dated as of April 3, 2023 (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”) between the Borrower, and the Lender, and evidences Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Loan Agreement.

The Borrower agrees to pay all the Lender’s reasonable out-of-pocket costs of collection and enforcement (including reasonable attorneys’ fees and disbursements of Lender’s counsel) in respect of this Note when incurred as required by Section 10.01 of the Loan Agreement.

Notwithstanding the pledge of the Collateral, the Borrower hereby acknowledges, admits and agrees that the Borrower’s obligations under this Note are recourse obligations of the Borrower to which the Borrower pledges its full faith and credit.

The Borrower, and any endorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Note, (b) expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Note, the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust the Lender’s remedies against the Borrower or any other party liable hereon or against any Collateral for this Note. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, that the Lender and the Borrower, by written agreement between them, may affect the liability of the Borrower.

Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

Any enforcement action relating to this Note may be brought by motion for summary judgment in lieu of a complaint pursuant to Section 3213 of the New York Civil Practice Law and Rules.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS APPLIES TO THIS NOTE). THE    BORROWER    HEREBY    SUBMITS    TO    THE    NON-EXCLUSIVE    GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE BORROWER HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT IN THE BOROUGH OF MANHATTAN AND ANY CLAIM THAT ANY SUCH PROCEEDING

BROUGHT    IN    SUCH    A    COURT    HAS    BEEN    BROUGHT    IN        AN INCONVENIENT FORUM. THE BORROWER HERETO HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE, OR ANY DOCUMENT DELIVERED PURSUANT HERETO BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS RESPECTIVE ADDRESS SPECIFIED AT THE TIME FOR NOTICES UNDER THE LOAN AGREEMENT OR TO ANY OTHER ADDRESS OF WHICH IT SHALL HAVE GIVEN WRITTEN OR ELECTRONIC NOTICE TO THE LENDER.    THE FOREGOING SHALL NOT LIMIT THE ABILITY OF ANY PARTY HERETO TO BRING SUIT IN THE COURTS OF ANY OTHER JURISDICTION.

THE BORROWER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

NATIONSTAR MORTGAGE LLC

By:      Name:
Title:

SCHEDULE OF LOANS

This Note evidences Loans made under the within-described Loan Agreement to the Borrower, on the dates, in the principal amounts and bearing interest at the rates set forth below, and subject to the payments and prepayments of principal set forth below:

Date Made
Principal Amount of Loan
Amount Paid or Prepaid
Amount of Additional Draws
Unpaid Principal Amount
Notation Made by

EXHIBIT 2.03
to Loan and Security Agreement

FORM OF BORROWER FUNDING REQUEST

[DATE]

Barclays Bank PLC 745 Seventh Avenue
New York, New York 10019
Email: USResiFinancingCore@barclays.com; RMBSbanking@barclayscapital.com

Attention: [    ] Ladies and Gentlemen:
This [Initial] Borrower Funding Request is delivered to you pursuant to Section 2.03 of the Amended and Restated Loan and Security Agreement, dated as of April 3, 2023 (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”), between Nationstar Mortgage LLC, as the Borrower (the “Borrower”) and Barclays Bank PLC, as lender (the “Lender”). Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under Schedule I of the Loan Agreement.

The undersigned hereby requests that a Loan be made in the aggregate principal amount of $ on    , 20 to be secured by the Servicing Rights.

[TO BE USED FOR ALL FUNDINGS THAT INVOLVE NEW COLLATERAL] [An updated
Electronic File, revised to reflect the acquisition of any additional Servicing Rights purchased by the Borrower since the most recently delivered Electronic File, has been delivered pursuant to Section 2.03 of the Loan Agreement. Such Electronic File reflects all Eligible Servicing Rights that constitute Collateral under the terms and conditions of the Agreement and a hyperlink to such Electronic File is attached hereto as Schedule One.]

[TO BE USED FOR ALL FUNDINGS THAT INVOLVE NEW COLLATERAL]
[The Borrower hereby acknowledges and agrees that (other than with respect to the Agreement) (i) the Servicing Rights currently pledged as Collateral under the Agreement and (ii) any of the Servicing Rights identified on Schedule One attached hereto, are not currently assigned, pledged, conveyed or encumbered under any credit, warehouse or financing facility. The Borrower further acknowledges and agrees that (other than under the Agreement) it shall not assign, pledge, convey or encumber such Servicing Rights under any credit, warehouse or financing facility in the future, except with prior notice to, and consent from, the Lender.]

The undersigned hereby acknowledges that the delivery of this [Initial] Borrower Funding Request and the acceptance by the undersigned of the proceeds of the Loan requested hereby constitute a representation and warranty by the undersigned that all conditions precedent to such Loan specified in Article V of the Loan Agreement have been satisfied and will continue to be satisfied after giving effect to such Loan.
The undersigned further represents and warrants that either (a) the Servicing Contracts have not been materially modified since the last date the undersigned delivered a Borrower Funding Request (other than as a result in changes in the Agency Guides), or (b) attached hereto is a true and complete description of any changes to the applicable Servicing Contracts since the last date the undersigned delivered a Borrower Funding Request.

Please wire transfer the proceeds of the Loan to the following account pursuant to the following instructions:

[    ]

The undersigned has caused this [Initial] Borrower Funding Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this day of    , 20 .
NATIONSTAR MORTGAGE LLC, as the Borrower By:
Name: Title:

Acknowledged and agreed: BARCLAYS BANK PLC
By:

Name: Title:

SCHEDULE ONE

ELECTRONIC FILE

[To be provided by Borrower.]

EXHIBIT 2.08(a)

FORM OF REPAYMENT NOTICE

[    ], 20

TO:    The Lender as defined in the Loan Agreement referred to below

Reference is hereby made to the Amended and Restated Loan and Security Agreement, dated as of April 3, 2023 (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”), between Nationstar Mortgage LLC, as the Borrower (the “Borrower”) and Barclays Bank PLC, as lender (the “Lender”). Capitalized terms not otherwise defined herein are used herein as defined in the Loan Agreement.

The Borrower hereby notifies you that, pursuant to Section 2.08[(a)/(b)] of the Loan Agreement, it shall make a repayment of the Loans outstanding under the Loan Agreement to the Lender on [ ], 20 in the amount of $ .

Also included in the repayment amount shall be accrued and unpaid interest, in the amount of
$    .

The undersigned has caused this Repayment Notice to be executed and delivered by its duly authorized officer this    day of    , 20 .

NATIONSTAR MORTGAGE LLC, as the Borrower

By:
Name:
Title:

EXHIBIT 2.08(b)

FORM OF PREPAYMENT NOTICE
[    ], 20

TO:    The Lender as defined in the Loan Agreement referred to below

Reference is hereby made to the Amended and Restated Loan and Security Agreement, dated as of April 3, 2023 (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”), between Nationstar Mortgage LLC, as the Borrower (the “Borrower”) and Barclays Bank PLC, as lender (the “Lender”). Capitalized terms not otherwise defined herein are used herein as defined in the Loan Agreement.

The Borrower hereby notifies you that pursuant to and in compliance with Section 2.09 of the Loan Agreement, it shall make a prepayment of Loans outstanding under the Loan Agreement on [ ], 20 in the amount of $    .

Also included in the prepayment amount shall be accrued and unpaid interest, in the amount of
$    .

The undersigned has caused this Prepayment Notice to be executed and delivered by its duly authorized officer this    day of    , 20 .

NATIONSTAR MORTGAGE LLC, as the Borrower

By:      Name:
Title:

EXHIBIT 7.01

FORM OF COMPLIANCE CERTIFICATE

Barclays Bank PLC 745 Seventh Avenue
New York, New York 10019
Email: USResiFinancingCore@barclays.com; RMBSbanking@barclayscapital.com

Re:    Reporting Date

Reference is made to the Amended and Restated Loan and Security Agreement, dated as of April 3, 2023 (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”), by and between Nationstar Mortgage LLC (the “Borrower”), and Barclays Bank PLC, as Lender. Terms defined in the Loan Agreement and not otherwise defined herein are used herein as defined in the Loan Agreement.

Pursuant to Section 7.01(h)(4) of the Loan Agreement, the Borrower is furnishing to you herewith the Officer’s Certificate regarding outstanding repurchase and indemnity demands by the Agencies and any MBS Trust.

Each of the undersigned Responsible Officers of the Borrower has caused the provisions of the Loan Agreement to be reviewed and certifies to the Lender that: (a) the undersigned has no knowledge of any Default or Event of Default, (b) attached hereto as Schedule 1, Schedule 2, Schedule 3 and Schedule 4 are the representations of the Borrower and computations necessary to determine that the Borrower is in compliance with the provisions of the Loan Agreement as of the Reporting Date referenced thereon, and (c) to the best of the undersigned’s knowledge no event has occurred since the date of the most recent financial statements upon which such covenant compliance was calculated that would cause the Borrower, to no longer be in compliance with said provisions.

The statements made herein (and in the Schedules attached hereto) shall be deemed to be representations and warranties made in a document for the purposes of Section 6.01(i) of the Loan Agreement.

SCHEDULE 1
To form of Compliance Certificate

1.Financial Covenants:

Attached as Schedule 2 to this Compliance Certificate are the calculations demonstrating the Borrower’s compliance with the financial covenants set forth in Section 7.01(j) of the Agreement.

2.Fannie Mae:

(i)Borrower has, at all times, complied with the minimum consolidated liquidity requirement of Fannie Mae.

(ii)The Borrower’s minimum consolidated liquidity requirement of Fannie Mae is as follows: [    ].

(iii)Attached as Schedule 3 to this Compliance Certificate are the calculations demonstrating the Borrower’s compliance with the Fannie Mae covenant(s) listed in this section 2.

3.Freddie Mac:

(i)Borrower has, at all times, complied with the minimum consolidated liquidity requirement of Freddie Mac, which is as follows: [    ].

4.Ginnie Mae:

(i)Compliance: [Borrower to provide.]

SCHEDULE 2
To form of Compliance Certificate

SCHEDULE 3
To form of Compliance Certificate

1.Description of all outstanding repurchase and indemnity claims with respect to the Pledged Servicing Rights:

[    ]

2.Outstanding amounts owed to each Agency but not yet paid pursuant to any outstanding repurchase and indemnity claims:

[    ]

3.Claims or compensatory fees paid by Borrower to each Agency that have not been reimbursed from a predecessor originator or servicer:

[    ]